The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-259217
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 25, 2024
P R O S P E C T U S   S U P P L E M E N T
(To prospectus dated August 31, 2021)
$
$      % NOTES DUE 20 $      % NOTES DUE 20
GXO Logistics, Inc. (the “Issuer”), a Delaware corporation, is offering two series of notes consisting of $      aggregate principal amount of its       % notes due 20       (the “20      Notes”) and $      aggregate principal amount of its       % notes due 20       (the “20       Notes”) (collectively, the “Notes”).
Each of the 20       Notes and the 20       Notes is referred to as a “series” of Notes.
The 20       Notes will accrue interest at a rate of       % per year and mature on       , 20      . The 20       Notes will accrue interest at a rate of       % per year and mature on       , 20      . Interest on the Notes will be payable semi-annually in arrears on       and       of each year, beginning on       , 20      .
We intend to use the net proceeds from the sale of the Notes, together with the borrowings under the New Term Loan Credit Agreement (as defined herein), as applicable, (i) to fund the pending Wincanton Acquisition (as defined herein), (ii) to fund the redemption, repayment, prepayment or satisfaction and discharge or other payment in satisfaction of our indebtedness, (iii) to pay fees and expenses in respect of the foregoing, and (iv) for general corporate purposes.
This offering is not conditioned upon, and will be consummated before, the closing of the Wincanton Acquisition. In the event that (x) we have not consummated the Wincanton Acquisition on or before 11:59 p.m. (New York City time) on the date that is five (5) business days after the Longstop Time (as defined herein) or (y) we notify the trustee (as defined herein) in writing that we will not pursue the consummation of the Wincanton Acquisition, we will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the special mandatory redemption date. There is no escrow account for or security interest in the proceeds of this offering for the benefit of holders of the Notes. See “Description of Notes—Special Mandatory Redemption.”
The Issuer may redeem any series of Notes at its option, either in whole or in part, at any time or from time to time, at redemption prices described in this prospectus supplement under the caption “Description of Notes—Optional Redemption.”
The Notes will be the Issuer’s unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Issuer’s other unsecured and unsubordinated obligations.
The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
For a more detailed description of the Notes, see “Description of Notes” beginning on page S-21.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-14 to read about factors you should consider before buying the Notes.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per 20 Note	Total	Per 20 Note	Total
Public offering price(1)	%	$	%	$
Underwriting discounts	%	$	%	$
Proceeds to GXO (before expenses)(1)	%	$	%	$

(1)
Plus accrued and unpaid interest from           , 2024 to the date of delivery.

The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, S.A. on or about            , 2024, which will be the           business day following the date of this prospectus supplement (such settlement being referred to as “T+ ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than two business days prior to the scheduled settlement date will be required, by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of such Notes who wish to trade Notes prior to the date of delivery should consult their advisors.

Book-Running Managers
BofA Securities	Goldman Sachs & Co. LLC
Barclays	Credit Agricole CIB
The date of this prospectus supplement is April     , 2024

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about the Notes in two separate documents: (1) this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus, and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the Notes being offered by this prospectus supplement. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing in our Notes. The accompanying prospectus gives more general information, some of which may not apply to the Notes offered by this prospectus supplement and the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find More Information” in this prospectus supplement.
We have not, and the underwriters have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by us. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein or that is contained in any free writing prospectus issued by us is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus supplement, unless the context otherwise requires or unless expressly stated otherwise, all references to the “Company,” “GXO,” “GXO Logistics,” “we,” “us” and “our” mean GXO Logistics, Inc., a Delaware corporation, and its subsidiaries, and all references to the “Issuer” mean GXO Logistics, Inc., a Delaware corporation (and not any of its subsidiaries). In this prospectus supplement, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents we incorporate herein by reference and other written reports and oral statements the Company may make from time to time, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact, including certain statements with respect to the Wincanton Acquisition and anticipated synergies related thereto and our preliminary results for the quarter ended March 31, 2024, are, or may be deemed to be, forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; GXO and/or Wincanton’s ability to align GXO and/or Wincanton’s investments in capital assets, including equipment, service centers and warehouses, to their respective customers’ demands; GXO and/or Wincanton’s ability to successfully integrate and realize anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the acquisition of Wincanton; acquisitions may be unsuccessful or result in other risks or developments that adversely affect GXO and/or Wincanton’s financial condition and results; GXO and/or Wincanton’s ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; GXO and/or Wincanton’s indebtedness; GXO and/or Wincanton’s ability to raise debt and equity capital; litigation; labor matters, including GXO and/or Wincanton’s ability to manage its subcontractors, and risks associated with labor disputes at GXO and/or Wincanton’s customers’ facilities and efforts by labor organizations to organize its employees; risks associated with defined benefit plans for GXO and/or Wincanton’s current and former employees; GXO and/or Wincanton’s ability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fluctuations in customer confidence and spending; issues related to GXO and/or Wincanton’s intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to GXO and/or Wincanton’s reputation; a material disruption of GXO and/or Wincanton’s operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of GXO and/or Wincanton’s customers; the impact of potential cyber-attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully; GXO and/or Wincanton’s ability to achieve Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.
All forward-looking statements set forth in this prospectus supplement are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this prospectus supplement speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement. This summary is not complete and may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus supplement or incorporated by reference into this prospectus supplement, before making an investment decision.
The Company
GXO Logistics, Inc., together with its subsidiaries (“GXO,” the “Company,” “our” or “we”), is the largest pure-play contract logistics provider in the world and a foremost innovator in an industry propelled by strong secular tailwinds. We provide our customers with high-value-added warehousing and distribution, order fulfillment, e-commerce, reverse logistics and other supply chain services differentiated by our ability to deliver technology-enabled, customized solutions at scale. As of December 31, 2023, our 131,000 team members operated in 974 facilities worldwide totaling 199 million square feet of space, primarily on behalf of large corporations that have outsourced their warehousing, distribution and other related activities to us.
Our revenue is diversified among over one thousand customers, including many multinational corporations, across numerous verticals. Our customers rely on us to move their goods, with high efficiency, through their supply chains—from the moment goods arrive at our warehouses through fulfillment and distribution, and the management of returned products. Our customer base includes many blue-chip leaders in sectors that demonstrate high growth and/or durable demand, with significant growth potential through customer outsourcing of logistics services.
GXO became a standalone publicly traded company on August 2, 2021, when GXO completed its separation from XPO, Inc. and began regular-way trading on the New York Stock Exchange under the ticker symbol “GXO.” GXO was incorporated as a Delaware corporation in February 2021.
Our Strategy
We design and operate the most advanced warehouse solutions in the world. Our strategy is to help our customers manage their warehouse needs for optimal efficiency, using our network of people, technology and other physical assets. We deliver value to customers in the form of technological innovations, process efficiencies, cost efficiencies and reliable outcomes. Our services are highly responsive to customer goals, such as increasing visibility in the supply chain, decreasing fulfillment times and mitigating environmental impacts, while being proactive in identifying potential improvements.
GXO creates short- and long-term value for customers and shareholders through our unique combination of technology, scale and expertise. Our strategy addresses growth and optimization by focusing on core verticals that demonstrate enduring demand over time and where we already have a deep presence. We expect to attract new customers and expand the services we provide to existing customers through new projects, thus earning more of their logistics spend. We integrate best practices to drive productivity, with a focus on automation and other levers of profitable growth.
To aid in executing our strategy, we have instilled a culture that focuses on delivering mutually beneficial results for our customers and our company with the highest legal and ethical standards and clear policies and practices to support compliance throughout our organization.
Technology and Intellectual Property
Contract logistics is becoming more and more complex, as changing consumer expectations and preferences continue to drive a need for faster delivery times, higher levels of returned inventory and better visibility throughout the supply chain. Traditional warehousing solutions are no longer sufficient to fill these needs. The industry needs scaled technology players, like GXO, to deliver these complex solutions.
Technology is a core competitive advantage for GXO and fundamental to how we win and retain business. GXO was an early adopter of technology, and more than 30% of our warehouses are technology-enabled compared to the industry average of approximately 10%. Technology enables us to add value to our customers’ end-to-end operations in terms of cost, efficiency, accuracy and environmental impact. Investments in cutting-edge technology are a major growth driver for our business.
Labor and Inventory Management
Our productivity is driven by our comprehensive suite of intelligent tools and analytics designed to optimize labor and inventory management. This technology incorporates dynamic data science, predictive analytics and machine learning to aid decision-making. Our site managers use these tools to improve productivity in site-specific ways in a safe, disciplined and cost-effective manner.
Intelligent Warehouse Automation
Our intelligent warehouse automation includes deployments of autonomous robots and collaborative robots (“cobots”), automated sortation systems, automated guided vehicles, goods-to-person systems and wearable devices—these are all effective ways to deliver critical improvements in speed, accuracy and productivity. Importantly, automation also enhances safety and the overall quality of employment. Our warehouse management system creates a synchronized environment across automation platforms to control these technologies holistically, providing an integrated solution.
We have found that autonomous goods-to-person systems and cobots, which assist workers with the inventory picking process, can improve labor productivity. Stationary robot arms can repeat demanding tasks with greater precision than is possible manually. Robots are particularly valuable in markets with labor shortages and where wage inflation can erode customer margins.
Other technologies that differentiate our logistics environments are our proprietary warehouse module for order management, which gives customers deep visibility into fulfillment flows, and our analytics dashboard, which gives customers valuable business intelligence to manage their supply chains. Our connection management software module facilitates integration with SAP, Oracle and other external systems, enabling our customers to get the maximum benefit from our technology.
Predictive Analytics
Our predictive analytics add significant value for customers, particularly in e-commerce and omnichannel retail, where seasonality drives high volumes through outbound and inbound logistics processes. For example, up to 30% of consumer goods bought online are returned, and this creates increased volumes at certain times of the year. We have developed analytics that predict surges in demand using a combination of historical data and customer forecasting.
As an industry leader that invests substantially in technology, we have access to an immense amount of data, as well as the analytical processing capabilities to capitalize on that data by incorporating our learnings into customer solutions. We believe our ability to process and act upon data is a key competitive advantage and differentiator.
Customers and Markets
We provide our customers with high-value-added warehousing and distribution, order fulfillment, e-commerce, reverse logistics and other supply chain services. We provide services to customers globally, including Fortune 100 companies in the U.S., Fortune Global 500 companies in the world, European multinational market leaders and other renowned global brands. The customers we serve are primarily in North America and Europe and operate in every major industry. The diversification of our customer base reduces concentration risk. In 2023, our top five customers combined accounted for approximately 17% of our total revenue, and no customer represented more than 4%.
Our revenue is highly diversified due to our expertise across multiple verticals, reflecting our customers’ principal industry sectors. In 2023, 42% of our revenue was from Omnichannel retail, 15% from Technology and consumer electronics, 14% from Food and beverage, 11% from Industrial and manufacturing, 11% from Consumer packaged goods, and 7% from other industries, with the vast majority of our revenue generated in the United Kingdom, the United States, the Netherlands, France, Spain and Italy.

Revenue Recognition
Revenue disaggregated by geographical area was as follows:
	Year Ended December 31,
(In millions)	2023	2022	2021
United Kingdom	$3,664	$3,293	$2,634
United States	2,909	2,861	2,469
Netherlands	831	699	651
France	830	729	734
Spain	529	488	479
Italy	382	331	339
Other	633	592	634
Total	$9,778	$8,993	$7,940
The Company’s revenue can also be disaggregated by various verticals, reflecting the customers’ principal industry. Revenue disaggregated by industry was as follows:
	Year Ended December 31,
(In millions)	2023	2022	2021
Omnichannel retail	$4,100	$3,649	$3,116
Technology and consumer electronics	1,467	1,337	1,075
Food and beverage	1,331	1,327	1,328
Industrial and manufacturing	1,078	1,076	994
Consumer packaged goods	1,027	915	832
Other	775	689	595
Total	$9,778	$8,993	$7,940
Recent Developments
Pending Acquisition of Wincanton
On February 29, 2024, the Issuer announced its firm intention to make a cash offer to acquire the entire issued and to be issued share capital of Wincanton plc (“Wincanton”) (such acquisition of not less than the majority of the issued ordinary shares of Wincanton, the “Wincanton Acquisition”), to be effected by means of a takeover offer under Part 28 of the UK Companies Act 2006 (the “Companies Act”). Under the terms of the Wincanton Acquisition, Wincanton shareholders will be entitled to receive 605 pence in cash for each ordinary share of 10 pence each in Wincanton held by those shareholders (excluding shares held by or on behalf of the Issuer or held in treasury).
On March 6, 2024, the boards of directors of Wincanton and the Issuer announced that the Issuer had elected, with the consent of Wincanton and the UK Panel on Takeovers and Mergers (the “Panel”), to implement the Wincanton Acquisition by way of a Court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the Companies Act. On April 10, 2024, the Scheme was approved by Wincanton’s shareholders.
On March 27, 2024, the Issuer announced that it had received the requisite notification of non-objection to the change of control of Risk Underwriting (Guernsey) Limited from the Guernsey Financial Services Commission under the Insurance Business (Bailiwick of Guernsey) Law, 2002.
On April 24, 2024, the Issuer announced that the Secretary of State in the Cabinet Office informed the Issuer that the UK Government will not take any further action in relation to the Wincanton Acquisition under the UK National Security and Investment Act 2021.

The Scheme will lapse if it does not become unconditional and effective by 11:59 p.m. (London time) on September 29, 2024 (or such later date (if any) as the Issuer and Wincanton may agree (either with the consent of the Panel if required or at the direction of the Panel) and as the High Court of Justice in England and Wales may approve (if such approval is required)). The Scheme is conditional upon the terms and conditions set out in the Scheme document that was published on March 14, 2024 (the “Scheme Document”).
As set out in the Scheme Document, the Issuer and Wincanton expect the Scheme to become effective on April 29, 2024.
The cash consideration for the Wincanton Acquisition implies an enterprise value multiple of approximately 7.0x Wincanton’s underlying EBITDA on an IAS 17 basis when factoring in full annual net run-rate synergies of £45 million (pre-tax) and 11.9 times pre-synergies, in each case for the twelve months ended September 30, 2023, as set forth in Wincanton’s Annual Report and Accounts 2023 and Half Year results for the six months to September 2023. Annual net run-rate synergies are based on procurement, and other operational overlap that can be realized by the third year of integration.
Underlying EBITDA on an IAS 17 basis for the twelve-months ended September 30, 2023 is defined as statutory EBITDA as prepared in accordance with UK-adopted international accounting standards (“IFRS”), adjusted for items which Wincanton’s management believes could distort the understanding of performance and comparability year on year, as further adjusted for the repayment of obligations under leases for the fiscal year ended March 31, 2023. Underlying EBITDA on an IAS 17 basis is a non-IFRS metric used by Wincanton management to assess Wincanton’s performance consistently from one period to the next but should not be viewed in isolation, and may not be comparable to similarly titled measures used by other companies.
The consummation of the Wincanton Acquisition is subject to the satisfaction or waiver of certain conditions, including the terms and conditions set out in the Scheme Document. There can be no assurance that all of the conditions to the Wincanton Acquisition will be satisfied in the time frame expected or at all. If we do not consummate the Wincanton Acquisition, or if the closing is significantly delayed, our business, operations and future financial results may be adversely affected.
Bridge Credit Agreement
On February 29, 2024, in connection with the Wincanton Acquisition, the Issuer and Bank of America, N.A. (“Bank of America”), as administrative agent, entered into a Bridge Credit Agreement (the “Bridge Credit Agreement”). The Bridge Credit Agreement provides for a £763 million unsecured term facility that may be borrowed by the Issuer in multiple draws beginning on the date that the Wincanton Acquisition is consummated and thereafter during the commitment period of the Bridge Credit Agreement, subject to the satisfaction (or waiver) of certain customary conditions. The proceeds of borrowings under the Bridge Credit Agreement may be used to finance, among other things, the Wincanton Acquisition, the Issuer’s incurrence, redemption, replacement or refinancing of indebtedness in connection with the Wincanton Acquisition and to pay related fees and expenses.
New Term Loan Credit Agreement
On March 29, 2024, in connection with the Wincanton Acquisition, the Issuer entered into a Term Loan Credit Agreement with the lenders and other parties from time to time party thereto and Bank of America N.A., as administrative agent (the “New Term Loan Credit Agreement”). The New Term Loan Credit Agreement provides for a three-year multicurrency £250 million unsecured term facility, that may be borrowed by the Issuer in multiple draws beginning on the date that the Wincanton Acquisition is consummated, subject to the satisfaction (or waiver) of certain customary conditions. Concurrently with the effectiveness of the New Term Loan Credit Agreement, the Issuer reduced the commitments under the Bridge Credit Agreement by the aggregate amount of commitments under the New Term Loan Credit Agreement.
Concurrently with the consummation of this offering, the Issuer intends to terminate and repay, as applicable, all commitments and loans outstanding under the Bridge Credit Agreement and outstanding commitments under the New Term Loan Credit Agreement by an amount equal to the aggregate principal amount of the Notes minus the aggregate amount of commitments reduced under the Bridge Credit Agreement.
Preliminary Results for the Quarter Ended March 31, 2024
On April 24, 2024, the Company announced selected preliminary, expected financial results for the first quarter ended March 31, 2024. Based on information available as of April 24, 2024, GXO currently expects to report for the first quarter ended March 31, 2024:
•
Revenue of approximately $2.5 billion;

•
Net loss of approximately $36 million, primarily driven by a $63 million expense associated with legacy litigation;

•
Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) of approximately $154 million;

•
Cash and cash equivalents of approximately $423 million;

•
Long-term debt, including current debt of $26 million, of approximately $1,637 million; and

•
New business wins in the quarter of approximately $250 million, including new business with Boeing, Guess, Michelin and WH Smith.

The information set forth above is preliminary and unaudited and reflects our estimated financial results as of and for the three months ended March 31, 2024. In preparing this information, management made a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. The preliminary financial results have been prepared by, and are the responsibility of, our management. Our actual financial results for the first quarter of 2024 have not yet been finalized by management. In addition, the preliminary financial results presented above have not been audited, reviewed, or compiled by our independent registered public accounting firm, KPMG LLP. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information. These results are not a comprehensive statement of all financial results as of and for the three months ended March 31, 2024. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial conditions and results of operations for the period, including the impact of such information on the complex judgments and estimates referred to above. As a result, subsequent information or events may lead to material differences between the information about the results of operations described herein and the results of operations described in our subsequent quarterly report. Accordingly, you should not place undue reliance on these preliminary financial results.
The table below reconciles our non-GAAP measures to the nearest financial measure that is in accordance with accounting principles generally accepted in the United States (“GAAP”) for the periods presented.
	Three Months Ended March 31,
(In millions)	2024(1)	2023
Net income (loss) attributable to GXO	$(37)	$25
Net income attributable to noncontrolling interest	1	1
Net income (loss)	$(36)	$26
Interest expense, net	13	13
Income tax expense (benefit)	(10)	3
Depreciation and amortization expense(2)	92	83
Transaction and integration costs	19	13
Restructuring costs and other	16	21

	Three Months Ended March 31,
(In millions)	2024(1)	2023
Litigation expense(3)	63	—
Unrealized gain on foreign currency options	(3)	(1)
Adjusted EBITDA(4)	$154	$158

(1)
Reflects preliminary estimates for the three months ended March 31, 2024, derived from our internal records, and based on the most current information available to management. Preliminary results may differ from actual results.

(2)
Includes $19 million and $17 million of intangible assets amortization for the three months ended March 31, 2024 and 2023, respectively.

(3)
During the first quarter of 2024, a trial was held in the United States District Court for the Western District of Missouri in connection with a dispute between the Company and one of its customers related to the start-up of the customer’s warehouse that occurred in 2018 (Lindt et al. v. GXO Warehouse Company, Inc., docket no. 4:22-cv-00384-BP). In March 2024, the jury returned verdicts in favor of the customer. The Company recognized an approximately $63 million expense in the three months ended March 31, 2024 for associated legal fees, the jury verdicts, potential post-trial awards of interest, costs and other related expenses. The Company believes that this case was incorrectly decided and intends to pursue post-verdict remedies as necessary, including an appeal, and will pursue reimbursement under its existing insurance policies.

(4)
See “Statement Regarding Non-GAAP Measures” below.

Statement Regarding Non-GAAP Measures
Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance.
As required by the rules of the SEC, we provide reconciliations of the non-GAAP financial measures contained in this prospectus supplement to the most directly comparable measure under GAAP, which are set forth in the financial table above.
GXO’s non-GAAP financial measures in this prospectus supplement include: adjusted EBITDA. We believe adjusted EBITDA facilitates analysis of our ongoing business operations because it excludes items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance.
Adjusted EBITDA includes adjustments for transaction and integration costs, litigation expenses as well as restructuring costs and other adjustments as set forth in the financial table above. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Litigation expenses primarily relate to the settlement of ongoing legal matters. Restructuring costs primarily relate to severance costs associated with business optimization initiatives.
We believe that adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the table above, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.

Principal Executive Office
Our principal executive offices are located at Two American Lane, Greenwich, Connecticut 06831. Our telephone number is (203) 489-1287. We maintain a website at www.gxo.com where general information about the Company is available. The contents of our website are not incorporated by reference into this prospectus supplement and our website address is included as an inactive textual reference only. For further information regarding GXO, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”

THE OFFERING
The summary below describes the principal terms of the Notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. As used in this section, the terms the “Issuer,” “we,” “us” or “our” refer only to GXO Logistics, Inc. and not to any subsidiaries of GXO Logistics, Inc. You should carefully review the “Description of Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes.
Issuer
GXO Logistics, Inc.
Securities Offered
$      million aggregate principal amount of    % notes due 20   .
$      million aggregate principal amount of    % notes due 20   .
Interest Rate on the Notes
    % for the 20     Notes.
    % for the 20     Notes.
Interest Payment Dates
Semi-annually in arrears on     and     of each year, beginning     , 20   .
Maturity Dates
     , 20     for the 20     Notes.
     , 20     for the 20     Notes.
Optional Redemption
We may redeem the 20   Notes and the 20   Notes at our option, in whole or in part, at any time and from time to time, at the redemption prices set forth in this prospectus supplement. See “Description of Notes—Optional Redemption.”
Ranking
The Notes will be our unsecured and unsubordinated obligations and will:
•
rank equally in right of payment with all of our other unsecured and unsubordinated obligations;

•
be structurally subordinated to all liabilities of our subsidiaries; and

•
be effectively junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.

Special Mandatory Redemption
This offering is not conditioned upon, and will be consummated before, the closing of the Wincanton Acquisition. In the event that (x) we have not acquired at least a majority of the issued ordinary share capital of Wincanton plc on or before 11:59 p.m. (New York City time) on the date that is five (5) business days after the Longstop Time (as defined herein) or (y) we notify the trustee in writing that we will not pursue the consummation of the Wincanton Acquisition (the earliest such event described in clause (x) or (y), if any, the “Special Mandatory Redemption Event”), we will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the special mandatory redemption date.

As used herein, the “Longstop Time” means 11:59 p.m. (New York City time) January 29, 2025 (the “Relevant Time”), or, in the event that the Wincanton Acquisition is being conducted by way of a takeover offer as defined in Part 28 of the Companies Act 2006 of the United Kingdom (as amended), and such takeover offer been has been declared wholly unconditional in the fourteen (14) days prior to the Relevant Time, 11:59 p.m. (New York City time) on the date that is fourteen (14) days after the date on which such takeover offer has been declared wholly unconditional. See “Description of Notes—Special Mandatory Redemption.”
Use of Proceeds
We intend to use the net proceeds from the sale of the Notes, together with the borrowings under the New Term Loan Credit Agreement, as applicable, (i) to fund the pending Wincanton Acquisition, (ii) to fund the redemption, repayment, prepayment or satisfaction and discharge or other payment in satisfaction of our indebtedness, (iii) to pay fees and expenses in respect of the foregoing, and (iv) for general corporate purposes. See “Use of Proceeds.”
Change of Control
If a change of control repurchase event (as described in the section entitled “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event”) occurs with respect to a series of Notes, we will be required to make an offer to each holder of the applicable Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s Notes of such series, at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. See “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event.”
Certain Covenants
The Indenture (as defined below) will include covenants that will, among other things, limit the Issuer’s ability and the ability of its Domestic Subsidiaries (as defined below in “Description of Notes—Certain Definitions”) to create, incur, issue, assume or guarantee any debt for borrowed money secured by any lien, security interest, pledge, mortgage, conditional sale or other title retention agreement or other similar encumbrance on any Principal Properties (as defined below in “Description of Debt Securities—Certain Definitions” in the accompanying prospectus) and will limit the Issuer’s ability to consolidate with or merge into another person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property or assets to any other person. These covenants will be subject to a number of important qualifications and limitations. See “Description of Notes.”
Trustee, Securities Registrar and Paying Agent
Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association)
Form and Denominations
The Notes will be book-entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the Notes through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems.
Risk Factors
You should carefully consider the information set forth herein under “Risk Factors” and the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference before deciding whether to purchase the Notes.
No Public Market
The Notes are new securities, and there is currently no established trading market for the Notes. The underwriters have advised us that they presently intend to make a market in the Notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the Notes may not be available if you try to sell your Notes. The Issuer does not intend to apply to list the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. See “Risk Factors—Risks Related to this Offering—There is currently no market for the Notes, an active trading market may not develop for the Notes and we do not intend to apply to list the Notes or any Exchange Notes on any securities exchange or for quotation in any automated dealer quotation system.”
Governing Law
The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS
You should carefully consider the following risks and other information in this prospectus supplement and the accompanying prospectus before investing in the Notes. Any of the following risks and uncertainties could materially adversely affect our business, financial condition or results of operations.
Risks Relating to Our Business
For a discussion of the risks related to our business you should carefully consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A. Risk Factors” in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2023 and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”
Risks Related to this Offering
We have substantial debt obligations that could restrict our operations and prevent us from fulfilling our obligations under the Notes.
As of December 31, 2023, we expect that, pro forma for the Notes and any borrowings under the New Term Loan Credit Agreement, the Issuer would have had approximately $2,535.0 million unsecured, unsubordinated indebtedness outstanding and $799.0 million of undrawn commitments under the Revolving Credit Facility (after considering $1.0 million of letters of credit outstanding thereunder as of such date). See “Capitalization.”
We may also incur additional indebtedness in the future. Our substantial existing indebtedness and any incurrence of additional indebtedness in the future could have adverse consequences, including:
•
making it more difficult for us to satisfy our financial obligations, including the Issuer’s obligations with respect to the Notes;

•
increasing our vulnerability to adverse economic, regulatory and industry conditions, and placing us at a disadvantage compared to our competitors that are less leveraged;

•
limiting our ability to compete and our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
limiting our ability to borrow additional funds for working capital, capital expenditures, acquisitions and general corporate or other purposes; and

•
exposing us to greater interest rate risk to the extent that the interest rate on the applicable borrowings is variable.

Our debt service obligations will require us to use a portion of our operating cash flow to pay interest and principal on indebtedness instead of for other corporate purposes, including funding the future expansion of our business and ongoing capital expenditures, which could impede our growth. If our operating cash flow and capital resources are insufficient to service our debt obligations, including the Notes, we may be forced to sell assets, seek additional equity or debt financing or restructure our debt, which could harm our long-term business prospects. Our failure to comply with the terms of any existing or future indebtedness could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt, including the Notes.
Our ability to make payments on, and to refinance, our indebtedness, including the Notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control.
Our business may not generate sufficient cash flow from operations, and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness, including the Notes, on or before maturity. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
•
our financial condition at the time;

•
restriction in the agreements governing our indebtedness, including the indenture governing the Notes; and

•
the condition of the financial markets and the industry in which we operate.

As a result, we may not be able to refinance any of our indebtedness, including the Notes, on commercially reasonable terms or at all. Without this financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations under the Notes.
If the Issuer is required to redeem the Notes in connection with a Special Mandatory Redemption Event, holders of the Notes may not obtain their expected return on the Notes.
If a Special Mandatory Redemption Event occurs, the Issuer will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the special mandatory redemption date. If the Issuer is required to redeem the Notes, holders of such Notes may not obtain their expected return on such Notes and may not be able to reinvest the proceeds from a Special Mandatory Redemption (as defined below) in an investment that results in a comparable return. Holders of the Notes will have no right to opt out of the special mandatory redemption provisions.
Your decision to invest in the Notes is made at the time of the offering of the Notes. Further, holders of the Notes will have no rights under the special mandatory redemption provisions if a Special Mandatory Redemption Event does not occur.
The Issuer may not have sufficient cash to redeem the Notes upon a Special Mandatory Redemption Event.
The net proceeds from the offering of the Notes will not be deposited in an escrow account, and the holders of the Notes will not have any security interest on the proceeds of the offering of Notes. If a Special Mandatory Redemption Event occurs, the Issuer may not have cash, or the ability to arrange necessary financing on acceptable terms to provide cash, at that time sufficient to satisfy the Special Mandatory Redemption Price. In addition, the Issuer’s ability to redeem the Notes for cash may be limited by law or the terms of other agreements relating to its debt outstanding at the time. If the Issuer were unable to redeem the Notes upon the occurrence of a Special Mandatory Redemption Event, it would result in an event of default under the Indenture.
The Issuer may not have sufficient cash to purchase the Notes upon a change of control repurchase event.
As described under “Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event,” the Issuer will be required to offer to purchase all of the Notes upon the occurrence of a change of control repurchase event. The Issuer may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to purchase the Notes under such circumstances. In addition, the Issuer’s ability to purchase the Notes for cash may be limited by law or the terms of other agreements relating to its debt outstanding at the time. If the Issuer were unable to purchase the Notes upon the occurrence of a change of control repurchase event, it would result in an event of default under the Indenture.
We have incurred (and may, in the future, incur) debt obligations that could adversely affect our business and profitability and our ability to meet other obligations.
Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, could materially and adversely affect our financial position and results of operations. Further, failure to comply with the covenants under our indebtedness may have a material adverse impact on our operations. If we fail to comply with any of the covenants under our debt obligations and are unable to obtain a waiver or amendment, such failure may result in an event of default under our indebtedness. We may not have sufficient liquidity to repay or refinance our indebtedness if such indebtedness were accelerated upon an event of default. We may also incur additional indebtedness in the future.
The Indenture will not limit the Issuer’s ability to incur indebtedness, prevent the payment of dividends or generally prevent highly leveraged transactions, and there will not be any financial covenants in the Indenture. As a result, the Issuer may incur additional debt, which could increase the risks associated with its substantial debt.
Neither the Issuer nor any of the Issuer’s subsidiaries will be restricted from incurring additional unsecured debt or other liabilities, including additional unsubordinated debt, under the Indenture. If the Issuer incurs additional debt or liabilities, the Issuer’s ability to pay the Issuer’s obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, the Issuer will not be restricted under the Indenture from paying dividends or issuing or repurchasing its securities.
There will not be any financial covenants in the Indenture. Except for the covenants described in “Description of Notes” there will not be any covenants or any other provisions in the Indenture which may afford you protection in the event of a highly leveraged transaction, including one that may or may not result in a change of control of the Issuer.
Upon the occurrence of a change of control repurchase event with respect to a series of Notes, unless the Issuer has exercised its right to redeem such Notes in accordance with the Indenture, the Issuer will be required to make an offer to each holder of the applicable Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s Notes of such series, at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase as described under “Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event.” However, the change of control repurchase event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by us generally will not constitute a change of control that would potentially lead to a change of control repurchase event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes. If any such transaction were to occur, the value of the Notes could decline.
The Notes will be unsecured and effectively junior to the Issuer’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will rank equally in right of payment with the Issuer’s existing and future unsecured, unsubordinated obligations.
The Notes will be unsecured, unsubordinated obligations of the Issuer, ranking equally in right of payment with all of the Issuer’s existing and future unsecured, unsubordinated obligations, and will be effectively junior to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture will restrict the Issuer’s and its Domestic Subsidiaries’ ability to incur debt secured by certain principal properties; however, this covenant will be subject to a number of important exceptions and qualifications. In the event of the Issuer’s bankruptcy, liquidation, reorganization or other winding up, any assets of the Issuer that secure debt will be available to pay obligations on the Notes only after all obligations secured by those assets have been repaid in full. Holders of the Notes will participate in the remaining assets of the Issuer ratably with all of the Issuer’s unsecured, unsubordinated creditors, including trade creditors. In addition, if the Issuer incurs any additional debt that ranks equally in right of payment with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Issuer. This may have the effect of reducing the amount of proceeds paid to you.

The Notes are the unsecured obligations of the Issuer and not the obligation of its subsidiaries and will be structurally subordinated to all liabilities of the Issuer’s subsidiaries.
As of December 31, 2023, we expect that, pro forma for this offering of the Notes and any borrowings under the New Term Loan Credit Agreement, (i) the Issuer would have had approximately $2,535.0 million unsecured, unsubordinated indebtedness outstanding and $799.0 million of undrawn commitments under the Revolving Credit Facility (after considering $1.0 million of letters of credit outstanding thereunder as of such date) and (ii) the Issuer’s subsidiaries would have had approximately $5.021 billion of outstanding liabilities, including trade payables and deferred revenue, but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles. The Notes are neither obligations of, nor guaranteed by, the Issuer’s subsidiaries and therefore the Notes will be structurally subordinated to all existing and future liabilities of the Issuer’s subsidiaries. The Indenture will not restrict Issuer’s subsidiaries’ ability to incur indebtedness or other obligations. The Issuer’s subsidiaries are separate and distinct legal entities from the Issuer, and such subsidiaries have no obligation to pay any amounts due on the Notes or to provide the Issuer with funds to meet the Issuer’s payment obligations on the Notes. Any payment of dividends, loans or advances by the Issuer’s subsidiaries could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. The Issuer’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation, or similar reorganization, and therefore the rights of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of such subsidiaries’ creditors, including trade creditors, and all existing and future indebtedness and other liabilities of such subsidiaries.
An increase in market interest rates could result in a decrease in the relative value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if you purchase the Notes and market interest rates increase, the market values of your Notes may decline. We cannot predict the future level of market interest rates.
Changes in our credit ratings may adversely affect the value of the Notes.
Any ratings assigned to the Notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that such ratings are under further review for a downgrade, could affect the market values of the Notes. There are currently no markets for the Notes, active trading markets may not develop for the Notes and we do not intend to apply to list the Notes on any securities exchange or for quotation in any automated dealer quotation system.
The Notes are new issues of securities for which there currently is no established public markets. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether trading markets for the Notes will develop, the ability of holders of the Notes to sell the Notes or the prices at which holders may be able to sell the Notes. The underwriters have advised us that they currently intend to make markets in the Notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. If no active trading markets develop, you may be unable to resell the Notes at their fair market value or at any price. In addition, the liquidity of the trading markets in the Notes and the market prices quoted for the Notes may be adversely affected by changes in the overall market for securities and by changes in our financial performance or prospects or changes in the financial performance or prospects of companies in our industry. In addition, such market-making activities may be limited during the exchange offer or while the effectiveness of a registration statement is pending.
If trading markets for any of the Notes do develop, changes in our credit ratings or the debt markets could adversely affect the market prices of the Notes. The prices for the Notes will depend on many factors, including, among others:
•
our credit ratings with major credit rating agencies;

•
the prevailing interest rates being paid by other companies similar to us;

•
our financial condition, financial performance, operating results, cash flows and future prospects; and

•
the overall condition of the financial markets.

Certain covenants in the Indenture will apply to property that constitutes a “Principal Property” under the Indenture; however, neither the Issuer nor any Domestic Subsidiary has any property that will constitute a “Principal Property” under the Indenture.
The Indenture will include covenants that will, among other things, limit the Issuer’s ability and the ability of its Domestic Subsidiaries to create, incur, issue, assume or guarantee any debt for borrowed money secured by any lien, security interest, pledge, mortgage, conditional sale or other title retention agreement or other similar encumbrance on any Principal Properties, subject to a number of important qualifications. However, as of the date of this prospectus supplement, neither the Issuer nor any Domestic Subsidiary of the Issuer has any property that constitutes a Principal Property under the Indenture. In addition, properties with a net book value of less than 2% of the Issuer’s consolidated total assets are expressly excluded from the definition of Principal Property. Furthermore, the Issuer’s board of directors (or a committee thereof) will have broad discretion to determine that a property is not of material importance to the total business conducted, or assets owned, by the Issuer and its subsidiaries, taken as a whole, and upon such determination any such property will cease to constitute a “Principal Property” under the Indenture.
Our credit ratings may not reflect all risks of your investment in the Notes.
Any credit ratings assigned or that will be assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.
Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Notes and increase our corporate borrowing costs.
The Issuer may choose to redeem some or all of the Notes prior to maturity.
The Issuer may redeem some or all of the Notes at any time and from time to time. See “Description of Notes—Optional Redemption.” Although the Notes contain provisions designed to compensate you for the lost value of such Notes if the Issuer redeems some or all of such Notes prior to maturity, such provisions only approximate this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security (including with comparable ratings) at an interest rate as high as the interest rate of the Notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of Notes.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting the underwriting discounts, will be approximately $      million. We intend to use the net proceeds from the sale of the Notes, together with the borrowings under the New Term Loan Credit Agreement, as applicable, (i) to fund the pending Wincanton Acquisition, (ii) to fund the redemption, repayment, prepayment or satisfaction and discharge or other payment in satisfaction of our indebtedness, (iii) to pay fees and expenses in respect of the foregoing, and (iv) for general corporate purposes.
In connection with the Wincanton Acquisition, the Issuer and Bank of America entered into the Bridge Credit Agreement. The original commitments in respect of the Bridge Credit Agreement were £763 million, but were reduced by £250 million on March 29, 2024 following the Issuer’s entry into the New Term Loan Credit Agreement. The proceeds of borrowings under the Bridge Credit Agreement may be used to finance, among other things, the Wincanton Acquisition, GXO’s incurrence, redemption, replacement or refinancing of indebtedness in connection with the Wincanton Acquisition and to pay related fees and expenses. Affiliates of certain of the other underwriters in this offering are also lenders under the Bridge Credit Agreement and New Term Loan Credit Agreement.
Concurrently with the consummation of this offering, GXO intends to terminate and repay, as applicable, all remaining commitments and loans outstanding under the Bridge Credit Agreement and outstanding commitments under the New Term Loan Credit Agreement by an amount equal to the aggregate principal amount of the Notes minus the aggregate amount of commitments reduced under the Bridge Credit Agreement. The timing, amounts and terms of any borrowing and/or issuance will depend on market conditions and other factors, and our financing plans may change.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2023, on an actual and as adjusted basis to give effect to the offering of the Notes and anticipated borrowings under the New Term Loan Credit Agreement. It is not indicative of our future capitalization or our capitalization after the consummation of the Wincanton Acquisition. Actual amounts set forth in the table are subject to adjustments and may differ at the time of the consummation of the proposed transactions depending on several factors, including changes in the actual amount of fees and expenses related to the proposed transactions and the outstanding amount of indebtedness at that time. There can be no assurance that the transactions described in this prospectus supplement will in fact be consummated in the manner described or at all. This table should be read in conjunction with our historical financial statements and notes.
	December 31, 2023
(In millions, except per share amounts)	Historical	As Adjusted
Cash
Cash and cash equivalents	$468	$
Debt(1)
Bridge Credit Facility	—		—
New Term Loan Credit Facility(2)	—
Revolving Credit Facility(3)	—		—
Five-Year Term Loan due 2027	500		500
Three-Year Term Loan due 2025	235		235
Senior Notes due 2026	400		400
Senior Notes due 2031	400		400
Senior Notes due 20	—
Senior Notes due 20	—
Total indebtedness	1,535
Equity
Common stock, par value $0.01	1		1
Additional paid-in capital	2,598		2,598
Retained earnings	552		552
Accumulated other comprehensive income (loss)	(239)		(239)
Noncontrolling interests	34		34
Total equity	2,946		2,946
Total capitalization	$4,481	$

(1)
Reflects aggregate principal balances. Assumes the Bridge Credit Facility is terminated and, if applicable, repaid in full.

(2)
Borrowings under the New Term Loan Credit Facility are subject to consummation of the Wincanton Acquisition and the satisfaction (or waiver) of certain customary conditions. There can be no assurance that such transaction will in fact be consummated in the manner described herein or at all. Failure to consummate such transaction on the terms described herein or at all may result in a capital structure and leverage ratios different from those presented herein, which may be less favorable.

(3)
As of December 31, 2023, the Company had approximately $799.0 million of borrowings available and undrawn under the Revolving Credit Facility (after considering $1.0 million of letters of credit outstanding thereunder as of such date), subject to customary borrowing conditions.

DESCRIPTION OF NOTES
We are offering $      aggregate principal amount of    % notes due 20   (the “20  Notes”) and $      aggregate principal amount of    % notes due 20   (the “20   Notes,” and together with the 20   Notes, the “Notes”). We will issue the 20   Notes and the 20   Notes as separate series of debt securities under the indenture, dated as of July 2, 2021 (together with any supplemental indentures or officer’s certificates, the “base indenture”), between us and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “trustee”), as supplemented by a supplemental indenture between us and the trustee to be entered into concurrently with the initial issuance of the Notes (the “supplemental indenture,” and together with the base indenture, the “indenture”).
The following summary of the provisions of the indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture and the Notes, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This “Description of Notes” and the section entitled “Description of Debt Securities” in the accompanying prospectus summarize certain material provisions of the indenture, but do not purport to be complete and are qualified in their entirety by reference to the indenture. This “Description of Notes” supplements the “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces such description in the accompanying prospectus. The definitions of certain terms used in the following summary are set forth below and in the section entitled “Description of Debt Securities” in the accompanying prospectus under “—Certain Definitions.” For purposes of this Description of Notes, references to the “Issuer,” “we,” “our” and “us” refer only to GXO Logistics, Inc., and not to its subsidiaries.
General
The Notes will have the following basic terms:
•
the Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated debt obligations, including our obligations under (1) that certain Term Loan Credit Agreement, dated as of March 29, 2024, among the Issuer, the lenders and other parties from time to time party thereto and Bank of America N.A., as administrative agent (the “New Term Loan Credit Facility”), (2) that certain Credit Agreement, dated as of March 29, 2024, among the Issuer, the guarantors from time to time party thereto, the institutions from time to time party thereto as lenders and Bank of America, N.A., as Administrative Agent and an Issuing Lender (the “Revolving Credit Facility”), (3) that certain Term Loan Credit Agreement, dated as of March 22, 2022, among the Issuer, the lenders from time to time party thereto, and Barclays Bank PLC, as administrative agent, (4) that certain 5-Year Term Loan Credit Agreement, dated as of May 25, 2022, among the Issuer, the lenders from time to time party thereto, and Barclays Bank PLC, as administrative agent, and (5) our 1.650% Notes due 2026 and our 2.650% Notes due 2031, each issued pursuant to the base indenture, as supplemented by the First Supplemental Indenture thereto, dated as of July 2, 2021;

•
the Notes will be effectively junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness;

•
the Notes will not be guaranteed by any of our subsidiaries; as a result, the Notes will be structurally subordinated to all liabilities of our subsidiaries;

•
we are issuing $      aggregate principal amount of 20   Notes and $      aggregate principal amount of 20   Notes (subject, in each case, to our rights to issue additional notes as described under “—Further Issuances” below);

•
the 20   Notes will accrue interest at a rate of    % per year, and the 20   Notes will accrue interest at a rate of    % per year;

•
the 20   Notes will mature on           , 20   and the 20   Notes will mature on         , 20  , unless redeemed or repurchased prior to that date;

•
interest on the Notes will accrue from           , 2024, and will be payable semi-annually in arrears on           and           of each year, beginning on           , 20  ;

•
interest on the Notes will be paid to the person in whose name that Note is registered at the close of business on the           or           , as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months;

•
if any interest or other payment date of a Note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day,” when used with respect to any Note, means any calendar day that is not a Saturday or a Sunday or day on which banking institutions in the City of New York (or any other place of payment) are authorized or required by law, regulation or executive order to close;

•
we may redeem Notes of each series, in whole or in part, at any time at our option as described under “—Optional Redemption” below;

•
we may be required to repurchase the Notes in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below;

•
we may be required to redeem the Notes as described under “—Special Mandatory Redemption” below;

•
the Notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•
the Notes of each series will initially be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “—Same-Day Settlement and Payment—Book-Entry; Delivery and Form; Global Notes General” below);

•
the Notes will be exchangeable and transferable at an office or agency maintained for such purposes (which initially will be the corporate trust office of the trustee);

•
the Notes will not be subject to any sinking fund; and

•
we may, subject to compliance with applicable law, at any time purchase Notes in the open market or otherwise.

Ranking
The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations. The Notes will not be guaranteed by any of our subsidiaries; as a result, the Notes will be structurally subordinated to all liabilities of our subsidiaries and will be effectively junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes.
As of December 31, 2023, we expect that, pro forma for this offering of the Notes and any borrowings under the New Term Loan Credit Agreement, (i) the Issuer would have had approximately $2,535.0 million of unsecured, unsubordinated indebtedness outstanding, and $799.0 million of undrawn commitments under the Revolving Credit Facility (after considering $1.0 million of letters of credit outstanding thereunder as of such date) and (ii) the Issuer’s subsidiaries would have had approximately $5.021 billion of outstanding liabilities, including trade payables and deferred revenue, but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles.

Further Issuances
The indenture will not limit the aggregate principal amount of debt securities (including the Notes) that may be issued under it. Among other things, we may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes of a series having the same terms as, and ranking equally and ratably with, the applicable series of Notes in all respects (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that if such additional notes are not fungible with the Notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the applicable series of Notes, and will vote together as one class on all matters with respect to such series of Notes.
Optional Redemption
Prior to the applicable Par Call Date, we may redeem each series of Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the applicable redemption date (assuming the Notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points for the        Notes and         basis points for the   Notes less (b) interest accrued to, but excluding, the applicable date of redemption, and
(2)   100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the applicable redemption date.
On or after the applicable Par Call Date, we may redeem each series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date.
“Par Call Date” means, with respect to the 20   Notes,           , 20   (the date that is      months prior to the stated maturity date for such Notes), and, with respect to the 20   Notes,           , 20   (the date that is      months prior to the stated maturity date for such Notes).
“Treasury Rate” means, with respect to any redemption date for a series of Notes, the yield applicable to such series of Notes determined by us in accordance with the following two paragraphs.
The Treasury Rate applicable to a series of Notes shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding such redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from such redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the

Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such redemption date.
If on the third business day preceding such redemption date H.15 TCM is no longer published, we shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the applicable Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption of any series of Notes, selection of the Notes of such series for redemption will be made pro rata, by lot or by such other method according to the applicable procedures of DTC. No notes of a principal amount of $2,000 or less will be redeemed in part. If at any time notes of any series are to be redeemed in part only, the notice of redemption that relates to such partial redemption will state the portion of the principal amount of the Notes of such series to be redeemed. A new note in a principal amount equal to the unredeemed portion of the relevant note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as such series of the Notes are held by DTC (or another depositary), the redemption of such Notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after any redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied on or prior to the redemption date. Any notice of redemption may provide that payment of the redemption price and the Issuer’s obligations with respect to the redemption may be performed by another person.
Special Mandatory Redemption
We intend to use the net proceeds from the sale of the Notes, together with the borrowings under the New Term Loan Credit Agreement (as defined herein), as applicable, (i) to fund the pending Wincanton

Acquisition, (ii) to fund the redemption, repayment, prepayment or satisfaction and discharge or other payment in satisfaction of our indebtedness, (iii) to pay fees and expenses in respect of the foregoing and (iv) for general corporate purposes. See “Use of Proceeds.”
In the event that (x) the Issuer has not acquired at least a majority of the issued ordinary share capital of Wincanton plc (the “Wincanton Acquisition”) on or before 11:59 p.m. (New York City time) on the date that is five (5) business days after the Longstop Time (as defined here) or (y) we notify the trustee in writing that we will not pursue the consummation of the Wincanton Acquisition (the earliest such event described in clause (x) or (y), if any, the “Special Mandatory Redemption Event”), we will be required to redeem the Notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).
In the event that the Issuer becomes obligated to redeem the Notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than 10 business days after the Special Mandatory Redemption Event, deliver to the trustee notice (the date on which such notice is delivered, the “Special Mandatory Redemption Notice Date”) of the Special Mandatory Redemption and the date upon which such Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no later than the third business day following the Special Mandatory Redemption Notice Date) and to the trustee a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of notes to be redeemed. Upon delivery by the Issuer to the trustee of the notice of Special Mandatory Redemption, the trustee will promptly mail, or deliver electronically if such notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered holder of notes to be redeemed at its registered address (so long as such notice is delivered to the trustee at least one business day prior to the date such notice is to be sent (or such shorter period as the trustee may agree)).
On or prior to the Special Mandatory Redemption Date, if necessary, the Issuer shall deposit with the trustee immediately available funds in U.S. dollars in an amount sufficient to pay the Special Mandatory Redemption Price on all notes to be redeemed on such date. The trustee shall apply such deposited funds on the Special Mandatory Redemption Date to the Special Mandatory Redemption. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed. The trustee will release to the Issuer any deposited funds remaining after the Notes are redeemed.
Notwithstanding the foregoing, installments of interest on any series of Notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the Notes and the indenture.
Our ability to pay the redemption price to holders of the Notes following a Special Mandatory Redemption Event may be limited by our then existing financial resources, and sufficient funds may not be available when necessary to make any required redemption of notes at the Special Mandatory Redemption Price. See “Risk Factors—The Issuer may not have sufficient cash to redeem the Notes upon a Special Mandatory Redemption Event.”
Purchase of Notes upon a Change of Control Repurchase Event
If a change of control repurchase event occurs with respect to a series of Notes, unless we have exercised our right to redeem such Notes as described above under “—Optional Redemption,” we will be required to make an offer to each holder of the applicable Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s Notes of such series, at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase.
Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the transaction that constitutes or may constitute a change of control, we will electronically deliver or mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “change of control payment date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the indenture or the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the indenture or the Notes by virtue of compliance with such securities laws and regulations.
On the change of control payment date, we will, to the extent lawful:
(1)
accept for payment all the Notes or portions of the Notes properly tendered pursuant to the applicable offer;

(2)
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by the Issuer.

The paying agent will promptly deliver to each holder of Notes properly tendered payment for such Notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered.
We will not be required to make an offer to repurchase the Notes in connection with a change of control repurchase event if a third party makes such an offer in the manner and at the times and otherwise in compliance with the requirements under the indenture for such an offer made by the Issuer, and such third party purchases all notes validly tendered and not withdrawn under its offer. In addition, the Issuer’s obligation to repurchase the Notes upon a change of control repurchase event may be waived by the holders of not less than a majority of the outstanding notes affected by such waiver.
If holders of not less than 90% in aggregate principal amount of the applicable outstanding series of Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes in connection with a change of control repurchase event and we purchase all of the Notes of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 10 nor more than 60 days’ prior written notice to the holders of Notes of such series and the trustee, given not more than 30 days following the change of control payment date, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.
The change of control repurchase event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between us and the underwriters. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness of the Issuer or its subsidiaries outstanding at such time or otherwise affect the capital structure of the Issuer or its subsidiaries or the credit ratings of the Notes. Restrictions on our ability to incur liens and merge, consolidate or sell assets are contained in the covenants as described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants—Limitation on Liens” and “Description of Debt Securities—Certain Covenants—Merger, Consolidation or Sales of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.
The phrase “all or substantially all,” as used with respect to our assets and subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.
We may not have sufficient funds to repurchase all the Notes upon a change of control repurchase event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the Notes under the terms of our other debt instruments outstanding at such time. Further, a change of control may constitute an event of default under one or more of our debt instruments outstanding from time to time. See “Risk Factors—Risks Relating to the Notes and the Offering—The Issuer may not have sufficient cash to purchase the Notes upon a change of control repurchase event.”
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one or more of our subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, other than the Issuer or its subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act. Notwithstanding the foregoing, a transaction will not be considered to be a change of control if (A) we become a direct or indirect wholly owned subsidiary of another person and (B) either (i) the shares of the Issuer’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of such person immediately after giving effect to such transaction or (ii) immediately following such transaction, no person (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the voting stock of such person.
“change of control repurchase event” means the occurrence of both a change of control and a rating event.
“Fitch” means Fitch Ratings, Inc. and its subsidiaries.
“investment grade rating” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.
“rating agency” means (1) each of Fitch and S&P, so long as such entity makes a rating of the Notes publicly available; and (2) if either of Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors or authorized committee thereof) as a replacement agency for Fitch or S&P, or both, as the case may be.

“rating category” means (i) with respect to S&P or Fitch, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and (ii) the equivalent of any such category of Fitch or S&P used by another rating agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within rating categories (+ and − for S&P and Fitch; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P and Fitch, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).
“rating event” means the rating on the Notes is lowered by both rating agencies and the Notes are rated below an investment grade rating by both rating agencies, in any case on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) commencing upon the first public notice of the occurrence of a change of control or our intention to effect a change of control and ending 60 days following the consummation of the change of control; provided, however, a rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a rating event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the reduction).
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or managers of such person (or if such person is a partnership, the board of directors or other governing body of the general partner of such person).
Certain Covenants
Except as set forth in the accompanying prospectus under the heading “Description of Securities—Certain Covenants” and below, neither we nor any of our subsidiaries will be restricted by the indenture from:
•
incurring any indebtedness or other obligation;

•
paying dividends or making distributions on our capital stock or the capital stock of our subsidiaries; or

•
purchasing or redeeming our capital stock or the capital stock of our subsidiaries.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of the Notes upon a change of control or other events involving us or any of our subsidiaries which may adversely affect the creditworthiness of the Notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the Notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the Notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event.”
In addition to the terms set forth under the caption “Description of Debt Securities” in the accompanying prospectus, the indenture will contain the following additional covenants in respect of the Notes offered hereby. Capitalized terms used in this subsection (“—Certain Covenants”) are defined below under “—Certain Definitions.”
Reports by the Issuer
During any time period in which the Trust Indenture Act applies to this indenture or any of the Notes, the Issuer shall file with the trustee and the Commission, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the trustee within 15 days after the same is so required to be filed with the Commission. The Issuer will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) and posted on the Issuer’s website or otherwise publicly available.
Delivery of the reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture as to which the trustee is entitled to rely conclusively on an officer’s certificate. The trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.
Events of Default
All Events of Default and related provisions are as set forth in the accompanying prospectus under the heading “Description of Securities—Events of Default.”
Certain Definitions
The indenture contains the following defined term:
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of the indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Longstop Time” means 11:59 p.m. (New York City time) January 29, 2025 (the “Relevant Time”), or, in the event that the Wincanton Acquisition is being conducted by way of a takeover offer as defined in Part 28 of the Companies Act 2006 of the United Kingdom (as amended), and such takeover offer been has been declared wholly unconditional in the fourteen (14) days prior to the Relevant Time, 11:59 p.m. (New York City time) on the date that is fourteen (14) days after the date on which such takeover offer has been declared wholly unconditional.
Amendment, Supplement and Waiver
All Amendment, Supplement and Waiver provisions are as set forth in the accompanying prospectus under the heading “Description of Securities—Amendment, Supplement and Waiver.”
Satisfaction and Discharge
All Satisfaction and Discharge provisions are as set forth in the accompanying prospectus under the heading “Description of Securities—Satisfaction and Discharge.”
Defeasance and Covenant Defeasance
All Defeasance and Covenant Defeasance provisions are as set forth in the accompanying prospectus under the heading “Description of Securities—Defeasance and Covenant Defeasance.” For the avoidance of doubt, a covenant defeasance shall discharge the Issuer’s obligations under “—Reports by the Issuer” in addition to those obligations described as being discharged in connection with a covenant defeasance under the heading “Description of Securities—Defeasance and Covenant Defeasance.”
Governing Law and Jurisdiction
All Governing Law and Jurisdiction provisions are as set forth in the accompanying prospectus under the respective headings “Description of Securities—Governing Law” and “Description of Securities—Jurisdiction.”
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency we maintain for such purpose (which initially will be the corporate trust office of the trustee). We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the Notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-Entry; Delivery and Form; Global Notes General” below.
We will make any required interest payments to the person in whose name a Note is registered at the close of business on the record date for the interest payment.
A holder may transfer or exchange any certificated notes in definitive form at the location described in the first paragraph under the heading “Payment and Transfer or Exchange.” No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption or transfer or exchange any notes for a period of 15 days before a selection of notes to be redeemed or repurchased.
The registered holder of a Note will be treated as the owner of that Note for all purposes.
All amounts of principal of and premium, if any, and interest on the Notes paid by us to the trustee or paying agent that remain unclaimed for two years will be repaid to us, and the holders of such notes will thereafter look solely to us for payment unless applicable abandoned property law designates another person.
Same-Day Settlement and Payment
The Notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the Notes in certificated form. DTC will therefore require secondary market trading activity in the Notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.
Book-Entry; Delivery and Form; Global Notes General
The Notes will be issued in minimum denominations of $2,000 with integral multiples of $1,000 thereof. Initially, the Notes will be represented by one or more global certificates (the “global notes”) (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds. The global notes will be deposited upon issuance with the trustee as custodian for DTC in its corporate trust office, and registered in the name of Cede & Co. (DTC’s partnership nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, as described below under “—Depositary Procedures.”
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated notes.
Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)), which may change from time to time.
Each global note and beneficial interests in each global note will be subject to restrictions on transfer as described under “Transfer Restrictions.”

Depositary Procedures
The information in this section is provided solely as a matter of convenience. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and we urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Access to DTC’s system is also available to other entities such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.
We expect that, pursuant to the procedures established by DTC:
•
upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global notes; and

•
ownership of such interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Euroclear and Clearstream may hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in the global notes, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes, whether or not the Notes be overdue, and neither we nor the trustee nor any such agent shall be affected by notice to the contrary.
Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:
•
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•
any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

It is our understanding that, under DTC’s current practice, upon receipt of any payment in respect of the Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the global notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee (in any of its capacities) will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and we and the trustee (in any of its capacities) may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
We understand that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.
Although we understand that DTC, Euroclear and Clearstream have agreed to the procedures described above to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes
The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:
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DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes or (2) has ceased to be a clearing agency registered under the Exchange Act, and in either case, we fail to appoint a successor depositary within 90 days; or

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we notify the trustee in writing that we have elected to cause the issuance of certificated notes under the indenture.

In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
Neither we nor the trustee will be liable for any delay by DTC or its nominee in identifying the holders of beneficial interests in the global notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued). The transferor shall also provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Notices
Any notices required to be given to the holders of the Notes will be given to DTC, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the Notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.
The Trustee
The trustee’s current address is Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, MN 55108, Attention: Administrator—GXO Logistics, Inc.
The indenture provides that, except during the continuance of an event of default, the trustee need perform only such duties as are specifically set forth in the indenture. During the existence of an event of default with respect to notes of any series, the trustee must, prior to the receipt of direction from the holders of a majority in principal amount of the Notes of such series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes offered hereby. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.
The discussion applies only to purchasers of the Notes who acquire the Notes in this offering at the offering price indicated on the cover page of this prospectus supplement and hold the Notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers such as banks and certain other financial institutions, insurance companies, tax-exempt organizations, holders of the Notes that are pass-through entities or investors in such pass-through entities, dealers in securities or foreign currency, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, traders in securities that elect a mark-to-market method of accounting, holders that are required to accelerate the recognition of any item of gross income with respect to a Note as a result of such income being recognized on an “applicable financial statement” (as defined in the Code), investors liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and persons holding the Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction or risk reduction transaction. The discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered in connection therewith). This discussion also does not address any non-income tax considerations, such as estate and gift tax considerations, or any state, local, non-U.S. or other tax consequences. We have not sought, and will not seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.
As used herein, a “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust validly elected to be treated as a United States person under applicable Treasury regulations. As used herein, a Non-U.S. Holder is a beneficial owner of a Note, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns any of the Notes, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of the Notes that are partnerships or partners in such partnerships should consult their own tax advisors.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX AND OTHER FEDERAL TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS OR ANY TAX TREATY.

Effect of Certain Contingent Payments
In certain circumstances, we are required to make payments on the Notes in excess of stated interest and principal, or prior to their scheduled payment dates. The Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the Notes to be different from those described below. For purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We intend to treat the possibility of our making any of the above payments as remote or to treat such payments as incidental. Accordingly, we do not intend to treat the Notes as contingent payment debt instruments. Our position will be binding on all holders, except a holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the Notes were acquired by such holder. However, our position is not binding on the IRS. If the IRS were to successfully challenge our position, a holder might be required to accrue ordinary income on the Notes in excess of stated interest and to treat as ordinary income, rather than capital gain, any income realized on the taxable disposition of the Notes before the resolution of the contingencies. In any event, if we actually make any such additional payment, the timing, amount and character of a holder’s income, gain or loss with respect to the Notes may be affected. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.
U.S. Holders
Payments of Interest
Interest on a Note will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will not be treated as issued with “original issue discount” for U.S. federal income tax purposes.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the sum of all cash and the fair market value of all other property received on such disposition (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, will be treated as ordinary income), and (ii) such U.S. Holder’s tax basis in the Note. A U.S. Holder’s tax basis in the Note will generally equal the amount such U.S. Holder paid for the Note. Any gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder held the Note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.
Backup Withholding and Information Reporting
In general, a U.S. Holder will be subject to U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) on payments on the Notes and the proceeds of a sale or other taxable disposition of the Notes if such holder fails to provide its correct taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.
In addition, information reporting generally will apply to payments on the Notes and to the proceeds of the sale or other disposition (including a redemption) of a Note paid to a U.S. Holder unless such holder is an exempt recipient.

Non-U.S. Holders
Payments of Interest
Subject to the discussions below regarding effectively connected income and backup withholding, payments of interest on the Notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, provided that:
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the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

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the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

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the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In addition, for this exemption from U.S. federal withholding tax to apply, a Non-U.S. Holder must provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, or other appropriate documentation, as provided for in Treasury regulations, certifying that it is not a U.S. person. If the Non-U.S. Holder holds the Notes through a financial institution or other agent acting on its behalf, such Non-U.S. Holder will be required to provide appropriate documentation to the agent. Such Non-U.S. Holder’s agent will then be required to provide such documentation to the applicable withholding agent.
If a Non-U.S. Holder does not satisfy the above requirements, payments of interest on the Notes that are not effectively connected income (as discussed below) to such Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%. Such Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the Notes is exempt from or subject to a reduced rate of U.S. federal withholding tax, provided that a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming the exemption from or reduction in withholding is furnished to the applicable withholding agent and any other applicable procedures are complied with. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Subject to the discussion below regarding backup withholding, generally, any gain realized on the sale, exchange, redemption or other taxable disposition of a Note (other than amounts properly attributable to accrued and unpaid interest, to the extent not previously included in income, which generally will be treated as described under “—Non-U.S. Holders—Payments of Interest” or “—Non-U.S. Holders—Effectively Connected Income” as applicable) will be exempt from U.S. federal income and withholding tax, unless:
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the gain is effectively connected with the conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States; or

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if the Non-U.S. Holder is an individual, such Non-U.S. Holder is present in the United States for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

See the discussion below under “—Non-U.S. Holders—Effectively Connected Income” if the gain derived from the disposition is described in the first bullet point above. If the Non-U.S. Holder is an individual described in the second bullet point above, the Non-U.S. Holder will be subject to U.S. federal income tax on the gain derived from the disposition at a 30% rate (or such lower rate as may be prescribed under an applicable income tax treaty), which gain may be offset by U.S.-source capital losses.

Effectively Connected Income
If interest or gain recognized on a Note is effectively connected with the conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States, then such interest or gain will not be subject to the U.S. federal withholding tax discussed above if, in the case of interest, the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. Such interest or gain, however, will generally be subject to U.S. federal income tax on a net basis at regular individual graduated or corporate U.S. federal income tax rates. In addition, a Non-U.S. Holder that is a corporation may be subject to an additional “branch profits” tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such holder qualifies for a lower rate under an applicable income tax treaty.
Backup Withholding and Information Reporting
Payments of interest, and proceeds of a sale or other taxable disposition of the Notes, to a Non-U.S. Holder may be subject to annual information reporting and U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) unless such Non-U.S. Holder provides the certification described above under either “—Non-U.S. Holders—Payments of Interest” or “— Non-U.S. Holders—Effectively Connected Income” as applicable or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability (if any), provided that the required information is furnished to the IRS in a timely manner. In addition, the applicable withholding agent generally will be required to file information returns with the IRS reporting interest payments on the Notes. Copies of the information returns may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

UNDERWRITING
BofA Securities, Inc. and Goldman Sachs & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes
BofA Securities, Inc.	$	$
Goldman Sachs & Co. LLC
Barclays Capital Inc.
Credit Agricole Securities (USA) Inc.
Total	$	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Underwriting Discounts
The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of, in the case of the 20      Notes,    %, and in the case of the 20      Notes,    %, of the principal amount of such notes. After the initial offering, the public offering prices, concessions or any other terms of the offering may be changed.
The expenses of the offering, not including the underwriting discounts, are estimated at $      . The underwriters have agreed to reimburse us for certain of our expenses in connection with the offering.
New Issues of Notes
The Notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes of any series on any national securities exchange or for inclusion of the Notes of any series on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes of any series or that an active public market for the Notes will develop. If an active public trading market for the Notes of any series does not develop, the market price and liquidity of the Notes of such series may be adversely affected. If the Notes of any series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement
We expect that delivery of the Notes will be made to investors on or about        , 2024, which will be the      business day following the date of this prospectus supplement (such settlement being referred to as “T+   ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+   , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.
No Sales of Similar Securities
We have agreed that we will not, prior to the consummation of this offering, without first obtaining the prior written consent of BofA Securities, Inc. and Goldman Sachs & Co. LLC, directly or indirectly, take any of the following actions with respect to any debt securities issued or guaranteed by the Issuer and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its debt securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the SEC a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, in each case except for the Notes sold to the underwriters pursuant to the underwriting agreement.
Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their affiliates have acted as financial advisors to us in connection with the Wincanton Acquisition and may receive fees in connection therewith. In addition, certain of the underwriters or their affiliates have received and will receive commitment fees and other customary amounts in connection with their commitments under the Issuer’s Bridge Credit Agreement and Term Loan Credit Agreement entered into for purposes of financing the Wincanton Acquisition.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement, together with the accompanying prospectus, is not a prospectus for the purposes of the Prospectus Regulation.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement, together with the accompanying prospectus, is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Brazil
The offer and sale of the Notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The Notes will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the Notes through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these notes on regulated securities markets in Brazil is prohibited.
Notice to Prospective Investors in Hong Kong
Each underwriter, severally and not jointly, has acknowledged that: (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended, the “FIEA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore, and the Notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in

Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 except: (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; or (d) as specified in Section 276(7) of the SFA.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in the United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.
Notice to Prospective Investors in the Abu Dhabi Global Market
The Abu Dhabi Global Market (the “ADGM”), including the Financial Services Regulatory Authority and the Registration Authority, does not accept any responsibility for the content of the information included in this prospectus supplement, including the accuracy or completeness of such information. The liability for the content of this prospectus supplement lies with the issuer of this prospectus supplement and other persons, such as experts, whose opinions are included in this prospectus supplement with their consent. The ADGM has also not assessed the suitability of the Notes to which this prospectus supplement relates to any particular noteholder or type of noteholder. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement or are unsure whether the Notes to which this prospectus supplement relates are suitable for your individual investment objectives and circumstances, you should consult an authorised financial adviser.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The Notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in South Korea
The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) S-27 or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Notes, the Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the Notes acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the Notes, (c) the Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, subscription agreement, and the offering circular and (e) the Issuer and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that require a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, documents filed with the SEC by us will be available free of charge by accessing our website at www.investors.gxo.com under the heading Financial Information, or, alternatively, by directing a request by mail or telephone to GXO Logistics at Two American Lane, Greenwich, Connecticut 06831, (203) 489-1287. The web addresses of the SEC and GXO are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus supplement, information on those websites is not part of this prospectus supplement. We also furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm.
We are “incorporating by reference” into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We are “incorporating by reference” into this prospectus supplement the following documents that we have filed with the SEC, and our future filings with the SEC (other than information furnished and not filed, including under Item 2.02 or 7.01, in Current Reports on Form 8-K) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 15, 2024;

•
Current Reports on Form 8-K filed with the SEC on February 29, 2024 and April 1, 2024; and

•
Preliminary Proxy Statement on Schedule 14A, filed on April 17, 2024 (solely those portions that were incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023).

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference but not delivered with the prospectus supplement. You can obtain free copies of such documents if you call us at (203) 489-1287 or write us at the following address:
GXO Logistics, Inc.
Two American Lane
Greenwich, CT 06831
Attention: Secretary
You may also visit our website at www.investors.gxo.com under the heading Financial Information for free copies of any such document.
This prospectus supplement and the accompanying prospectus or information incorporated by reference herein or therein may contain summaries of certain agreements that we have filed as exhibits to various SEC filings. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

LEGAL MATTERS
Certain matters with respect to the validity of the Notes offered by us pursuant to this prospectus supplement will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of GXO Logistics, Inc. as of December 31, 2023, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2023, contains an explanatory paragraph that states the Company acquired PFSweb, Inc. during 2023, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, PFSweb, Inc.’s internal control over financial reporting associated with approximately 1.8% of total assets, excluding associated goodwill and intangible assets, and approximately 0.8% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2023.

PROSPECTUS
GXO Logistics, Inc.
Two American Lane
Greenwich, Connecticut 06831
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell to the public from time to time, in one or more series or issuances:
•
Common Stock;

•
Preferred Stock;

•
Debt Securities;

•
Warrants; and

•
Units.

The Preferred Stock, Debt Securities and Warrants may be convertible or exercisable or exchangeable for Common Stock, Preferred Stock or other securities. The Debt Securities may consist of debentures, notes or other types of debt and may be guaranteed by certain of our subsidiaries.
When we offer securities pursuant to this prospectus, we will provide specific terms of the offering, the manner in which the securities will be offered and material tax considerations pertaining to an investment in the securities in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.
Investing in our securities involves risks. You should read this prospectus, including the risk factors incorporated herein by reference on page 4, and in any prospectus supplement, carefully before you invest. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplement.
The shares of Common Stock are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “GXO.” Other than for shares of Common Stock, there is no market for the other securities we may offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 31, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement (the “registration statement”) that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the Company may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the Company and the securities. The registration statement can be read at the SEC’s website (http://www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in this prospectus under the heading “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires or unless the applicable prospectus supplement otherwise indicates, all references to: (i) the “Company,” “GXO,” “we,” “us” and “our” mean GXO Logistics, Inc., a Delaware corporation, and/or its subsidiaries; (ii) “securities” means, collectively, shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and Units; (iii) “Common Stock” means shares of common stock of the Company, par value $0.01 per share; (iv) “Preferred Stock” means shares of preferred stock of the Company, par value $0.01 per share; (v) “Debt Securities” means the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (vi) “Warrants” means warrants to purchase securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates and (vii) “Units” means units consisting of one or more of our Common Stock, Preferred Stock, Debt Securities or Warrants of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates.
We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have not authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or any prospectus supplement or that is contained in any free writing prospectus issued by us. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are only offering the securities in states where offers are permitted. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents we incorporate herein by reference, contains, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors (including risks, uncertainties and assumptions) that might cause or contribute to a material difference include, but are not limited to:
•
the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic;

•
public health crises (including COVID-19);

•
economic conditions generally;

•
competition and pricing pressures;

•
our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands;

•
our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies;

•
our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems;

•
our ability to raise debt and equity capital;

•
litigation;

•
labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees;

•
risks associated with defined benefit plans for our current and former employees;

•
fluctuations in currency exchange rates;

•
fluctuations in fixed and floating interest rates;

•
issues related to our intellectual property rights;

•
governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes;

•
governmental or political actions, including the United Kingdom’s exit from the European Union;

•
natural disasters, terrorist attacks or similar incidents;

•
political, economic, and regulatory risks relating to GXO’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations;

•
a material disruption of GXO’s operations;

•
the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted;

•
the impact of potential cyber-attacks and information technology or data security breaches;

•
the inability to implement technology initiatives successfully;

•
the expected benefits of the Separation;

•
a determination by the Internal Revenue Service and other tax authorities that the Distribution or certain related transactions should be treated as taxable transactions;

•
risks associated with indebtedness incurred as a result of financing transactions undertaken in connection with the Separation;

•
the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the separation will exceed our estimates; and

•
the impact of the separation on our businesses, our operations, our relationships with customers, suppliers, employees and other business counterparties, and the risk that the businesses will not be separated successfully or that such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on our resources, systems, procedures and controls, disruption of our ongoing business, and diversion of management’s attention from other business concerns.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors.” In addition, we discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including our Registration Statement on Form 10, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and GXO assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY
The Company
GXO is the largest pure-play contract logistics provider in the world. Our total potential addressable market across North America and Europe is approximately $430 billion, including the $130 billion of logistics spend that is currently outsourced and the opportunity for another $300 billion of spend that is currently insourced.
In 2020, we generated $6.2 billion of revenue. As of March 31, 2021, we operated with approximately 93,000 team members (comprised of approximately 66,000 full-time and part-time employees and 27,000 temporary workers engaged through third-party agencies) and had 885 facilities worldwide, with 210 million square feet (20 million square meters) of logistics warehouse space. Approximately 104 million square feet (10 million square meters) was located in Europe; 99 million square feet (9 million square meters) was located in North America; and 7 million square feet (1 million square meters) was located in Asia. We operate these sites primarily on behalf of large corporations, who have outsourced their warehousing, distribution and other related activities to us.
On December 2, 2020, XPO Logistics, Inc. (“XPO”) announced its intention to spin-off its logistics reportable segment into a separate publicly traded company (the “Separation”). GXO was incorporated on February 16, 2021, as a wholly owned subsidiary of XPO to hold the assets and liabilities associated with XPO’s logistics operating segment. On August 2, 2021, XPO completed the spin-off of GXO through a pro-rata distribution of one share of GXO common stock for every one share of XPO common stock held at the close of business on the record date of July 23, 2021 (the “Distribution”). GXO began to trade as a separate publicly company (New York Stock Exchange: GXO) on August 2, 2021.
Our principal executive offices are located at Two American Lane, Greenwich, Connecticut 06831. Our telephone number is (203) 489-1287.
The Offering
Under this prospectus, the Company may offer and sell to the public in one or more series or issuances Common Stock, Preferred Stock, Debt Securities, Warrants and Units.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” in our registration statement on Form 10, as amended, which was originally publicly filed on June 9, 2021 and subsequently amended, and under the caption “Risk Factors” in any of our subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”
Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

USE OF PROCEEDS
Unless we state differently in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any applicable prospectus supplement for general corporate purposes.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the Common Stock, Preferred Stock, Debt Securities, Warrants and Units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK
The following is a description of the material terms of the Common Stock, as well as other material terms of our Amended and Restated Certificate of Incorporation, as amended (the “Company Certificate”), and our Second Amended and Restated Bylaws (the “Bylaws”). This description is only a summary. You should read it together with the Company Certificate and Bylaws, which are included as exhibits to the registration statement of which this prospectus is part and incorporated by reference herein.
General
We currently have 300,000,000 authorized shares of Common Stock, par value $0.01 per share, of which 114,634,224 shares were issued and outstanding as of August 30, 2021.
Other than as described in this prospectus or any applicable prospectus supplement, no stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by the Company, and no stockholder has any right to convert Common Stock into other securities. No shares of Common Stock are subject to redemption or any sinking fund provisions. All of the outstanding shares of Common Stock are fully paid and non-assessable. Subject to the rights of the holders of the Preferred Stock, the holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors from funds legally available therefor and, upon liquidation, to a pro rata share in any distribution to stockholders.
Pursuant to Delaware law and the Company Certificate, our Board of Directors by resolution may establish one or more series of Preferred Stock and fix the number of shares constituting such series, the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, such rights and preferences being senior to the rights of holders of Common Stock. No shares of Preferred Stock are currently outstanding.
Voting and Other Rights
Each share of Common Stock entitles the holder thereof to one vote on all matters upon which stockholders are permitted to vote. Except as otherwise required by law, whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.
The election of directors in an uncontested election will require the affirmative vote of a majority of the votes cast (the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election) by holders of shares of our common stock at the meeting at which a quorum is present. If any incumbent director standing for re-election receives a greater number of votes “against” his or her election than votes “for” such election, our Bylaws will require that such person promptly tender his or her resignation to our board of directors. Once an election is determined to be a contested election, directors will be elected by a plurality of the votes cast at the meeting at which a quorum is present.
Provisions of Delaware Law, the Company Certificate, Bylaws and Other Relevant Documents
Provisions of the Delaware General Corporation Law (the “DGCL”), the Company Certificate, the Bylaws and other relevant documents described below could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute.   We have elected to be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a

“business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock.
Classified Board.   Our board of directors is initially divided into three classes, with Class I composed of two directors, Class II composed of three directors and Class III composed of three directors. The directors designated as Class I directors have terms expiring at the first annual meeting of stockholders following the Distribution, which we expect to hold in 2022. The directors designated as Class II directors have terms expiring at the following year’s annual meeting of stockholders, which we expect to hold in 2023, and the directors designated as Class III directors have terms expiring at the following year’s annual meeting of stockholders, which we expect to hold in 2024. At the first annual meetings of stockholders following the Distribution, the successors of Class I directors will be elected to serve for a term of three years each. Commencing with the second annual meeting of stockholders following the separation, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter each director will serve for a term of one year and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Consequently, by 2025, all of our directors will stand for election each year for one year terms, and our board will therefore no longer be divided into three classes. Before our board of directors is declassified, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, while the classified board is in effect, these provisions could discourage a third-party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our company.
No Cumulative Voting.   The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company Certificate prohibits cumulative voting.
Limitation of Liability and Indemnification of Officers and Directors.   The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. The Company Certificate and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be. The Company Certificate and Bylaws also provide that we must indemnify and advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect the Company and our directors, officers, employees and agents from certain liabilities.
The limitation of liability and indemnification provisions in the Company Certificate and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Except as set forth in the Company’s periodic reports as incorporated herein by reference, there is currently no pending material litigation or proceeding involving any of our directors, officers, employees or agents for which indemnification is sought.
Authorized but Unissued Shares of Common Stock.   Our authorized but unissued shares of Common Stock will be available for future issuance without approval by the holders of Common Stock. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, employee benefit plans and as consideration for or to finance future acquisitions, investments or other purposes. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Undesignated Preferred Stock.   Our Company Certificate and Bylaws authorize 10,000,000 shares of undesignated Preferred Stock. As a result, our Board of Directors may, without the approval of holders of Common Stock, issue shares of Preferred Stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.
Exclusive Forum.   The Company Certificate provides that unless our board of directors otherwise determines, the state courts within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of GXO, any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer of GXO to GXO or to GXO stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, any action asserting a claim against GXO or any current or former director or officer of GXO arising pursuant to any provision of the DGCL or our Company Certificate or Bylaws, any action asserting a claim relating to or involving GXO governed by the internal affairs doctrine, or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Company Certificate further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty of liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Amendments to Organizational Documents.   The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws.
Listing
Our Common Stock is listed on the NYSE under the trading symbol “GXO.”
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A., whose principal executive office is located at 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF PREFERRED STOCK
The following description of the terms of the Preferred Stock we may issue sets forth certain general terms and provisions of any series of Preferred Stock to which any prospectus supplement may relate. Particular terms of the Preferred Stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of Preferred Stock so offered will be described in the prospectus supplement relating to the applicable Preferred Stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of Preferred Stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of the Company Certificate relating to Preferred Stock.
We currently have 10,000,000 authorized shares of Preferred Stock, par value $0.01 per share. No shares of our Preferred Stock were issued and outstanding as of August 30, 2021. Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the other securities.
Pursuant to Delaware law and the Company Certificate, our Board of Directors by resolution may establish one or more series of Preferred Stock and fix the number of shares constituting such series, the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The Preferred Stock may be convertible into or exchangeable for Common Stock, Preferred Stock or other securities.
The Board, in approving the issuance of a series of Preferred Stock and the applicable prospectus supplement, will set forth with respect to such series, the following:
•
the number of shares constituting such series;

•
the designation of such series;

•
the voting powers, if any, of the shares of such series; and

•
the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

The terms of each series of Preferred Stock will be described in the prospectus supplement related to such series of Preferred Stock and will contain a discussion of any material U.S. federal income tax considerations applicable to such series of Preferred Stock.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of the Debt Securities. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of the Debt Securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of Debt Securities. The Debt Securities will be issued under one or more base indentures, together with related authorizing resolutions, supplemental indentures or officer’s certificates, between us and Wells Fargo Bank National Association, as trustee, or another trustee named in the prospectus supplement (the “Trustee”), including under the Indenture dated as of July 2, 2021, between GXO Logistics, Inc. and Wells Fargo Bank, National Association, as Trustee (together with any related authorizing resolutions, supplemental indentures or officer’s certificates, the “Existing Indenture”). We refer herein to each of the Existing Indenture and any other indenture under which Debt Securities will be issued pursuant to this prospectus as the “indenture”. The terms of the indenture and any Debt Securities issued thereunder will be set forth in the prospectus supplement relating to such Debt Securities.
We have summarized some terms of the Existing Indenture below. We expect that the terms of the indenture, if other than the Existing Indenture, will be substantially similar to the Existing Indenture; however, we will describe the specific terms of the Debt Securities to be issued under such indenture in a supplement to this prospectus. The below summary of the Existing Indenture is not complete. The Existing Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should read the Existing Indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. We sometimes refer below to specific sections of the Existing Indenture. When we do refer to specific sections contained in the Existing Indenture or terms defined in the Existing Indenture, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Existing Indenture, and you should refer to the Existing Indenture itself for detailed, specific, legal descriptions. In this section, “Description of Debt Securities,” when we refer to “GXO,” “the Company,” “we,” “our” or “us,” we refer to GXO Logistics, Inc., not including its subsidiaries. Upon or prior to the issuance of any Debt Securities, the Existing Indenture will be made subject to and governed by the Trust Indenture Act of 1939, as amended.
Summary of the Existing Indenture
Ranking
The Debt Securities will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations. The Debt Securities will be structurally subordinated to all liabilities of our subsidiaries and will be effectively junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.
Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the Debt Securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
In addition, because the Debt Securities will not be guaranteed by any of our subsidiaries, claims in respect of the Debt Securities will be structurally subordinated to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of GXO as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.
Terms of the Debt Securities to be Described in the Prospectus Supplement
The Existing Indenture does not limit the amount of Debt Securities that we may issue under them. We may issue Debt Securities under the Existing Indenture up to an aggregate principal amount as we may authorize from time to time.

The prospectus supplement will describe the terms of any series of Debt Securities being offered, including:
•
the title of the Debt Securities of such series;

•
the aggregate principal amount (or any limit on the aggregate principal amount) of any such series of Debt Securities and, if any Debt Securities of such series are to be issued at a discount from their face amount, or with a premium, the method of computing the accretion of such discount or computing such premium for such series;

•
the interest rate or method of calculation of the interest rate for such series;

•
the date from which interest will accrue for such series;

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the record dates for interest payable on Debt Securities of such series;

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the dates when, places where and manner in which principal and interest are payable for such series;

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if there is more than one Trustee or a Trustee other than Wells Fargo Bank, National Association, the identity of the Trustee and, if not the Trustee, the identity of each registrar, paying agent or authenticating agent with respect to such Debt Securities;

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the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company for such series;

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the terms of any redemption at the option of holders of such series of Debt Securities;

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the permissible denominations in which Debt Securities of such series are issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

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whether Debt Securities of such series will be issued in registered or bearer form and the terms of any such forms of Debt Securities;

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whether the Debt Securities of such series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions upon which such global security or securities may be exchanged in whole or in part for definitive securities; the depositary for such global security or securities; and the form of any legend or legends, if any, to be borne by any such global security or securities;

•
the currency or currencies (including any composite currency) in which principal or interest or both may be paid and the agency or organization, if any, responsible for overseeing any composite currency for such series;

•
if payments of principal or interest may be made in a currency other than that in which Debt Securities of such series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such Debt Securities are denominated and the currency in which such Debt Securities or any of them may be paid;

•
whether the amount of payments of principal of or any interest on such series of Debt Securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

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provisions for electronic issuance of Debt Securities or issuance of Debt Securities of such series in uncertificated form;

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any events of default, covenants, defined terms and/or other terms;

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whether and upon what terms Debt Securities of such series may be defeased or discharged;

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the form of the Debt Securities of such series;

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any terms that may be required by or advisable under applicable law;

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the percentage of the principal amount of the Debt Securities of such series which is payable if the maturity of the Debt Securities of such series is accelerated in the case of Debt Securities issued at a discount from their face amount;

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whether Debt Securities of such series will or will not have the benefit of guarantees and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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whether the Debt Securities of such series are unsubordinated or subordinated Debt Securities, and if subordinated Debt Securities, the terms of such subordination;

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whether the Debt Securities of such series will be convertible into or exchangeable for other Debt Securities, capital stock or other securities of any kind of the Company or another person or persons, and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in relation thereto; and

•
any other terms, which may supplement, modify or delete any provision of the indenture as it applies to that series.

We may from time to time, without notice to or the consent of the holders of any series of Debt Securities, create and issue further Debt Securities of any such series ranking equally with, and having the same terms and conditions as, the Debt Securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further Debt Securities); provided that if such additional Debt Securities are not fungible with the initial Debt Securities of such series for U.S. federal income tax purposes, such additional Debt Securities will have a separate CUSIP number.
Certain Covenants
Except as set forth below or unless otherwise indicated in the prospectus supplement with respect to any series of Debt Securities, neither we nor any of our subsidiaries are restricted by the Existing Indenture from:
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incurring any indebtedness or other obligation;

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paying dividends or making distributions on our capital stock or the capital stock of our subsidiaries; or

•
purchasing or redeeming our capital stock or the capital stock of our subsidiaries.

In addition, we are not be required to maintain any financial ratios or specified levels of net worth or liquidity.
The Existing Indenture contains the following principal covenants.
Limitation on Liens
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, if we or our domestic subsidiaries incur, issue, assume or guarantee any indebtedness and that indebtedness is secured by a Lien on any of our or our domestic subsidiaries’ principal properties, we will secure the Debt Securities of each series equally and ratably with, or prior to, such secured indebtedness, so long as such secured indebtedness shall be so secured.
The foregoing restriction does not apply, with respect to any series of Debt Securities, to:
(1)
Liens on property of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries, at the time such person becomes our subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our subsidiaries; provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease, or other disposition;

(2)
Liens on property existing at the time of acquisition by us or any of our subsidiaries of such property (which may include property previously leased by us or any of our subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition);

(3)
Liens on property to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(4)
Liens in favor of us or any of our subsidiaries;

(5)
Liens existing on the initial issue date of the Debt Securities of such series (other than any additional Debt Securities of such series);

(6)
Liens created to secure the Debt Securities of such series;

(7)
Liens incurred in connection with pollution control, industrial revenue or similar financings;

(8)
Liens on property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any of our subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(9)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any indebtedness secured by any Lien referred to in clauses (1) through (8) and (10), inclusive, provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property, and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii)(b) below), and (ii) the indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the indebtedness being refinanced) and (b) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount); or

(10)
Liens created in substitution of any Liens permitted by clauses (1) through (9), inclusive, provided that, (i) based on a good faith determination of a senior officer of the Company, the principal property encumbered by such substitute or replacement Lien is substantially similar in nature to the principal property encumbered by the otherwise permitted Lien that is being replaced, and (ii) the indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the indebtedness being refinanced) and (b) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount).

Notwithstanding the restrictions set forth in the preceding paragraph, we and our domestic subsidiaries are permitted to incur secured indebtedness which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Debt Securities of any series, provided that, after giving effect to such secured indebtedness, the outstanding aggregate principal amount of all such secured indebtedness (not including Liens permitted under clauses (1) through (10) above with respect to such series) does not exceed the greater of (a) 15% of Consolidated Total Assets calculated as of the date of the creation or incurrence of the Lien and (b) 15% of Consolidated Total Assets calculated as of the initial issue date of the Debt Securities of such series. We or our Domestic Subsidiaries may also, without equally and ratably securing the Debt Securities of any series, create or incur Liens that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence with respect to such series.
Merger, Consolidation or Sales of Assets
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, we may consolidate with or merge into another person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property to any other person, provided that:
(1)
(A) we are the continuing person, or (B) the successor formed from the consolidation or merger or the person that received the transfer of or leases the property (the “continuing entity”) is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, all of our obligations under the Debt Securities and the Existing Indenture;

(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the Existing Indenture; and

(3)
we or the continuing entity deliver to the Trustee an officer’s certificate and opinion of counsel stating that the transaction and (if a supplemental indenture is required in connection with such transaction) the supplemental indenture complies with this covenant and that all conditions precedent in the Existing Indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, if we are not the continuing person, then the continuing entity shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Existing Indenture and we will be released from all obligations and covenants under the Existing Indenture and the Debt Securities; provided that, in the case of a lease of all or substantially all of our property, we will not be released from any of the obligations or covenants under the Existing Indenture and the Debt Securities.
Notwithstanding the foregoing, any sale, conveyance, transfer, lease or other disposition of property between or among us and our subsidiaries will not be prohibited under the Existing Indenture.
Events of Default
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, each of the following is an “event of default” under the Existing Indenture for a series of Debt Securities:
(1)
a failure to pay principal of or premium, if any, on any Debt Security of such series, when due at its stated maturity date, upon any optional or mandatory redemption or otherwise;

(2)
a failure to pay interest on any Debt Security of such series, for 30 days after the date payment is due and payable, if the time of payment has not been extended or deferred;

(3)
a failure by us to comply with any covenant relating to the Debt Securities of such series, and the failure to comply continues for a period of 90 days after written notice to us by the Trustee or to us and the Trustee by the holders of 25% or more in aggregate principal amount of the outstanding Debt Securities of that series; and

(4)
the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the Existing Indenture.

If an event of default (other than an event of default resulting from various events of bankruptcy, insolvency or reorganization of the Company) with respect to the Debt Securities of any series occurs and is continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series, may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of, and any accrued and unpaid interest on, the Debt Securities of such series. In the case of an event of default with respect to the Debt Securities of any series resulting from various events of bankruptcy, insolvency or reorganization of the Company, the principal of, and any accrued and unpaid interest on, all outstanding Debt Securities of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Debt Securities. At any time after a declaration of acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind and annul the acceleration, by written notice to the Trustee, if all events of default, other than the nonpayment of accelerated principal and interest, if any, with respect to the Debt Securities of such series, have been cured or waived as provided in the Existing Indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series also have the right to waive past defaults, by written notice to the Trustee, other than the nonpayment of principal or interest, if any, on any outstanding Debt Securities of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the applicable Debt Securities.
The Existing Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Existing Indenture at the request of any holder of Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Debt Securities.
No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Existing Indenture or for the appointment of a receiver or trustee, or for any remedy under the Existing Indenture, unless:
•
that holder has previously given to the Trustee written notice of a continuing event of default with respect to such series of Debt Securities;

•
the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series have made written request, and offered indemnity reasonably satisfactory to the Trustee, to the Trustee to institute the proceeding as Trustee; and

•
the Trustee has failed to comply with the request for at least 60 days after receipt of the request and the offer of indemnity, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that Debt Security on or after the due dates expressed in that note and to institute suit for the enforcement of such payment.
If a default occurs and is continuing with respect to any series of Debt Securities and a responsible officer of the Trustee has received written notice thereof at the corporate trust office of the Trustee and such notice references such series of Debt Securities and the Existing Indenture and states that it is a “Notice of Default,” the Trustee shall give notice of the default to the holders of the Debt Securities within 45 days of having received such notice, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of such series of Debt Securities.
We are required to furnish to the Trustee an annual statement as to compliance with all conditions and covenants under the Existing Indenture.
Certain Definitions
The Existing Indenture contains the following defined terms:

“Consolidated Total Assets” means, as of the time of determination, total assets as reflected on our most recent consolidated balance sheet prepared as of the end of a fiscal quarter in accordance with GAAP which we shall have most recently filed with the SEC (or, if we are not required to so file, as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP) prior to the time at which Consolidated Total Assets is being determined. The calculation of Consolidated Total Assets shall give pro forma effect to any acquisition by or disposition of assets of the Company or any of our subsidiaries involving the payment or receipt by us or any of our subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter.
“domestic subsidiary” means any subsidiary of the Company of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in contract logistics, other than a subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) all or substantially all of whose assets consist of the capital stock of one or more subsidiaries which are not domestic subsidiaries, (c) a majority of whose voting stock is owned directly or indirectly by one or more subsidiaries of the Company which are not domestic subsidiaries or (d) does not own a principal property.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“indebtedness” means, with respect to any person, debt (other than Non-recourse Obligations) of such person for borrowed money.
“Lien” means any lien, security interest, pledge, mortgage, conditional sale or other title retention agreement or other similar encumbrance.
“Non-recourse Obligation” means indebtedness (A) substantially related to (1) the acquisition of assets not previously owned by the Company or any of its subsidiaries or (2) the financing of a project involving the development or expansion of our properties or properties of any of our subsidiaries or (B) renewing, refinancing, replacing or extending any of the types of indebtedness referred to in the preceding clause (A), in each case, as to which the obligee with respect to such indebtedness has no recourse to us or our assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof), provided that indebtedness will not fail to qualify as Non-recourse Obligations solely because the Company has indemnified any such obligee against damages resulting from or is otherwise obligated to such obligee in respect of exceptions to non-recourse liability in general usage (as determined in good faith by the board of directors of the Company, or a committee thereof, or any senior officer of the Company) in the relevant industry at the time such indebtedness is incurred (such as fraud, waste, misapplication of funds, failure to maintain insurance coverage, and environmental liability).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“principal property” means the land, improvements, buildings and fixtures constituting any research and development facility or service and support facility that is real property located within the territorial limits of the United States (excluding its territories and possessions and Puerto Rico) owned or leased by the Company or any of its domestic subsidiaries and having a net book value which, on the date of determination as to whether a property is a principal property is being made, exceeds 2% of our Consolidated Total Assets, other than (a) any such facility as any of our board of directors (or a committee thereof) determines in good faith is not of material importance to the total business conducted, or assets owned, by us and our subsidiaries, taken as a whole, and (b) our principal corporate offices.
“property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“senior officer” of any specified person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.
“subsidiary” means any corporation or other entity of which at least a majority of the outstanding capital stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation or other entity, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our subsidiaries, or by us and one or more of our subsidiaries.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or managers of such person (or if such person is a partnership, the board of directors or other governing body of the general partner of such person).
Amendment, Supplement and Waiver
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, we and the Trustee may amend or supplement the Existing Indenture or the Debt Securities of a series, without notice to or consent of any holder of such series, to:
•
cure any ambiguity or to correct or supplement any provision of the Existing Indenture which may be defective or inconsistent with any other provision in the Existing Indenture or the Debt Securities of any series;

•
comply with the provisions of the Existing Indenture regarding the consolidation or merger of the Company or the sale, conveyance, transfer, lease or other disposition of all or substantially all of our property;

•
create a series of Debt Securities and establish its terms;

•
provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

•
add a guarantor or obligor in respect of any series of Debt Securities;

•
secure any series of Debt Securities;

•
add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company by the Existing Indenture;

•
add any additional events of default for the benefit of holders of all or any series of Debt Securities;

•
comply with requirements of the SEC in order to effect or maintain the qualification of the Existing Indenture under the Trust Indenture Act;

•
evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Existing Indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such Existing Indenture or supplemental indenture by more than one trustee pursuant to the requirements set forth in the Existing Indenture;

•
make any change that does not adversely affect the rights of any holder in any material respect; or

•
conform the provisions of the Existing Indenture to the final offering document in respect of any series of Debt Securities.

With the exceptions discussed below, we and the Trustee may amend or supplement the Existing Indenture or the Debt Securities of a series with the written consent of the holders of at least a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (voting as one class). In addition, the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by a waiver (voting as one class) may waive any existing default under, or compliance with, any provision of the Debt Securities of each such series or of the Existing Indenture relating to such series, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, Debt Securities.
Without the consent of each holder of Debt Securities affected, we and the Trustee may not:
•
change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, such Debt Securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•
make any change to the provision of the Existing Indenture relating to the waiver of past defaults, except to increase the percentage in principal amount of Debt Securities of any series the consent of whose holders is required for any waiver or to provide that certain other provisions of the Existing Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Securities affected thereby;

•
waive a continuing default or event of default in the payment of principal of or interest on any Debt Security or a continuing default of event of default in respect of a covenant or a provision in the Exiting Indenture that cannot be modified or amended with the consent of all holders of the applicable Debt Securities; or

•
reduce the percentage in principal amount of Debt Securities of any series the consent of whose holders is required for any amendment, supplement or waiver.

Any authorizing resolutions, officer’s certificate or supplemental indenture which changes or eliminates any covenant or other provision of the Existing Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights of the holders of Debt Securities of any other series.
The right of any holder of Debt Securities to participate in any consent required or sought pursuant to any provision of the Existing Indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of Debt Securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the Existing Indenture.
Satisfaction and Discharge
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, the Existing Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series (except as to any surviving rights of conversion or transfer or exchange of any Debt Securities of such series expressly provided for in the Existing Indenture or in the form of Debt Security for such series), and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging such satisfaction and discharge of the Existing Indenture with respect to such series of Debt Securities, when:
(1)
all Debt Securities of such series theretofore authenticated and delivered (other than Debt Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in the Existing Indenture and Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the Existing Indenture) have been delivered to the Trustee for cancellation in accordance with the terms of the Existing Indenture, or, if not delivered to the Trustee, such Debt Securities of such series (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in the case of clauses (1)(A), (B) and (C) above, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose an amount of money in the currency in which the Debt Securities of such series are payable or government obligations or a combination thereof sufficient (in the case of government obligations or a combination of money and government obligations, in the opinion of a nationally recognized firm of independent public accountants) to pay and discharge the entire indebtedness on the Debt Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Debt Securities of such series, on the date of such deposit or to the maturity or redemption date, as the case may be; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the stated maturity or the redemption date calculated as of the date of the deposit, with any deficit on the stated maturity or redemption date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the stated maturity or redemption date, as applicable; provided, further, any Applicable Deficit shall be set forth in an officer’s certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the stated maturity or on the redemption date, as applicable;
(2)
the Company has paid or caused to be paid all other sums payable under the Existing Indenture by the Company;

(3)
the Company has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the Debt Securities of such series at maturity or redemption, as the case may be; and

(4)
the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel (as specified in the Existing Indenture).

Defeasance and Covenant Defeasance
The Company may, unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, at its option and at any time, elect either “legal defeasance” or “covenant defeasance” be applied to the Debt Securities of any series as described below:
(a)
The Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Debt Securities of such series on the date the applicable conditions set forth below are satisfied (“legal defeasance”). Legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Debt Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of certain limited sections and matters under the Existing Indenture, and the Company shall be deemed to have satisfied all its other obligations under the Debt Securities of such series and the Existing Indenture insofar as such Debt Securities are concerned, subject to certain exceptions set forth in the Existing Indenture.

(b)
The Company shall be released and discharged from the obligations under the covenants described under the sections of the prospectus captioned “Merger, Consolidation or Sales of Assets” and “Limitation on Liens” and Section 4.05 of the Existing Indenture with respect to such series of Debt Securities on and after the date the conditions set forth below are satisfied (“covenant defeasance”), and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, and such omission to comply shall not constitute a default or an event of default with respect to such series of Debt Securities.

The following shall be the conditions to the application of either legal defeasance or covenant defeasance of any series of Debt Securities:
(1)
The Company shall have irrevocably deposited in trust with the Trustee (or another qualifying trustee) money in the currency in which the Debt Securities of such series are payable or government obligations or a combination thereof in such amounts and at such times as are sufficient (in the case of government obligations or a combination of money and government obligations, in the opinion of a nationally recognized firm of independent public accountants), to pay the principal of and interest on the outstanding Debt Securities of such series to maturity or redemption;
(2)
No default or event of default (other than a default or event of default resulting from non-compliance with any covenant from which the Company is released upon effectiveness of such legal defeasance or covenant defeasance, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;

(3)
Such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company is a party or by which it or any of its property is bound;

(4)
(i) In the case of legal defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the issue date pertaining to such series of Debt Securities, there has been a change in the applicable federal income tax law, in either case stating that, and based thereon such opinion of counsel shall state that, or (ii) in the case of covenant defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States stating that, in the case of clauses (i) and (ii), and subject to customary assumptions and exclusions, holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(5)
The Company shall have delivered to the Trustee an officer’s certificate, stating that the deposit made under clause (1) was not made by the Company with the intent of preferring the holders of the Debt Securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(6)
The Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all such conditions precedent relating to defeasance have been complied with.

Governing Law
The Existing Indenture provides that the Existing Indenture and the Debt Securities of each series shall be governed by and construed in accordance with the laws of the State of New York.
Jurisdiction
The Existing Indenture provides that the Company and the Trustee, and each holder of a Debt Security by its acceptance thereof, (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, over any suit, action or proceeding arising out of or relating to the Existing Indenture and (ii) to the fullest extent permitted by applicable law, irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
The Trustee
The Trustee is one of a number of banks with which we maintain ordinary banking relationships.
The Existing Indenture provides that, except during the continuance of an event of default, the Trustee need perform only such duties as are specifically set forth in the Existing Indenture. During the existence of an event of default with respect to Debt Securities of any series, the Trustee must, prior to the receipt of direction from the holders of a majority in principal amount of the Debt Securities of such series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

DESCRIPTION OF WARRANTS
We may issue Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities. Warrants may be issued independently or together with shares of Common Stock, Preferred Stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant certificate to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant certificate that will be filed with the SEC in connection with the offering of such Warrants.
We currently have no Warrants outstanding that are exercisable for shares of our Common Stock, shares of our Preferred Stock or our Debt Securities as of August 30, 2021.
The prospectus supplement relating to a particular issue of Warrants will describe the terms of such Warrants, including the following:
•
the title of such Warrants;

•
the offering price for such Warrants, if any;

•
the aggregate number of such Warrants;

•
the designation and terms of the securities purchasable upon exercise of such Warrants;

•
if applicable, the designation and terms of the securities with which such Warrants are issued and the number of such Warrants issued with each such security;

•
if applicable, the date from and after which such Warrants and any securities issued therewith will be separately transferable;

•
the principal amount of Debt Securities purchasable upon exercise of a Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities or other property) and the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise;

•
the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time;

•
whether the Warrants represented by the warrant certificates or Debt Securities that may be issued upon exercise of the Warrants will be issued in registered or bearer form;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the anti-dilution provisions of such Warrants, if any;

•
the redemption or call provisions, if any, applicable to such Warrants; and

•
any additional terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF UNITS
We may issue Units consisting of one or more of our Common Stock, Preferred Stock, Debt Securities or Warrants.
The prospectus supplement relating to a particular issue of Units will describe the terms of such Units, including the following:
•
the terms of the Units and of any of our Common Stock, Preferred Stock, Debt Securities or Warrants comprising the Units, including whether and under what circumstances the securities comprising the Units may be traded separately;

•
a description of the terms of any Unit agreement governing the Units;

•
a description of the provisions for the payment, settlement, transfer or exchange of the Units; and

•
if applicable, a discussion of any material U.S. federal income tax considerations.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus and applicable prospectus supplements:
•
to or through underwriters or through dealers;

•
in short or long transactions;

•
through agents;

•
directly to purchasers; or

•
through a combination of any such methods of sale.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.
The applicable prospectus supplement relating to an offering of securities will set forth:
•
the offering terms, including the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities being offered and the proceeds to us, if any, from such sale;

•
any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any initial public offering price;

•
any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;

•
in the case of the Debt Securities, the interest rate, maturity and redemption provisions;

•
details regarding overallotment options under which underwriters may purchase additional securities from us, if any;

•
the securities exchanges on which the securities may be listed, if any; and

•
any other information we think is important.

If underwriters or dealers are used in the sale, the securities may be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the NYSE:
•
at a fixed price or prices that may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. Institutions to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The underwriters and other persons soliciting such contracts will have no responsibility for the validity of such arrangements or the performance of the Company or such institutions thereunder.
Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement and will be subject to the restrictions and limitations contained in the applicable provisions, if any, of Delaware law and the Company Certificate. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business, for which they receive compensation. However, any possible conflicts of interest of any underwriter, dealer or agent will be disclosed in the applicable prospectus supplement.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.
Each series of offered securities will be a new issue, other than the shares of Common Stock, which are listed on the NYSE. We may elect to list any series of offered securities on an exchange, and in the case of the Common Stock, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. In addition, documents filed with the SEC by us will be available free of charge by accessing our website at https://investors.gxo.com under the heading Financial Information, or, alternatively, by directing a request by mail or telephone to GXO Logistics at Two American Lane, Greenwich, Connecticut 06831, (203) 489-1287. The web addresses of the SEC and GXO are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those web sites is not part of this prospectus.
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC (other than information furnished and not filed under Item 2.02 or 7.01 in current reports on Form 8-K) will automatically update and supersede this information. We incorporate by reference the following documents into this prospectus:
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Our registration statement on Form 10 initially publicly filed on June 9, 2021, as amended on July 7, 2021, July 15, 2021, July 19, 2021 and July 20, 2021;

•
Current Reports on Form 8-K filed with the SEC on July 26, 2021 and August 2, 2021;

•
Our Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed on August 9, 2021; and

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Description of Common Stock contained in the information statement filed as Exhibit 99.1 to our Current Report on Form 8-K filed on July 26, 2021.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein may contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the following address:
GXO Logistics, Inc.
Two American Lane
Greenwich, CT 06831
Attention: Secretary
Telephone: (203) 489-1287
You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS
Unless otherwise specified in any prospectus supplement, certain matters with respect to the validity of the offered securities will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The combined financial statements of GXO Logistics, Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 combined financial statements refers to a change in the Company’s method for accounting for leases.

GXO Logistics, Inc.
    % Senior Notes due 20
    % Senior Notes due 20

P R O S P E C T U S   S U P P L E M E N T
April   , 2024

Book-Running Managers
BofA Securities	Goldman Sachs & Co. LLC

Barclays	Credit Agricole CIB